Exhibit 4.1

EXECUTION VERSION

DARDEN RESTAURANTS, INC.

Re: $ 80,000,000 3.79% Senior Notes due August 28, 2019
$ 220,000,000 4.52% Senior Notes due August 28, 2024

______________

NOTE PURCHASE AGREEMENT
______________

Dated June 18, 2012

SCHEDULE A        —    INFORMATION RELATING TO PURCHASERS

SCHEDULE B        —    DEFINED TERMS

SCHEDULE 5.3         —    Disclosure Materials

SCHEDULE 5.4         —    Subsidiaries

SCHEDULE 5.5         —    Financial Statements

SCHEDULE 5.15        —    Indebtedness

SCHEDULE 10.4        —    Liens

EXHIBIT 1(a)         —    Form of 3.79% Senior Note due August 28, 2019

EXHIBIT 1(b)         —    Form of 4.52% Senior Note due August 28, 2024

EXHIBIT 4.4(a)(i)     —     Form of Opinion of In-House Counsel for the Company

EXHIBIT 4.4(a)(ii)     —     Form of Opinion of Special Counsel for the Company

EXHIBIT 4.4(b)         —    Form of Opinion of Special Counsel for the Purchasers

DARDEN RESTAURANTS, INC.

$80,000,000 3.79% Senior Notes due August 28, 2019
$220,000,000 4.52% Senior Notes due August 28, 2024

June 18, 2012

TO EACH OF THE PURCHASERS LISTED IN
SCHEDULE A HERETO:
Ladies and Gentlemen:
DARDEN RESTAURANTS, INC., a Florida corporation (the “Company”), agrees with each of the purchasers whose names appear at the end hereof (each, a “Purchaser” and, collectively, the “Purchasers”) as follows:

SECTION 1.	AUTHORIZATION OF NOTES
The Company will authorize the issue and sale of (i) $80,000,000 aggregate principal amount of its 3.79% Senior Notes due August 28, 2019 (the “2019 Notes”) and (ii) $220,000,000 aggregate principal amount of its 4.52% Senior Notes due August 28, 2024 (the “2024 Notes” and together with the 2019 Notes, the “Notes”), such term to include any such notes issued in substitution therefor pursuant to Section 13). The Notes shall be substantially in the form set out in Exhibit 1(a) and Exhibit 1(b), respectively. Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

SECTION 2.	SALE AND PURCHASE OF NOTES.
Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

SECTION 3.	CLOSING.
The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Pillsbury Winthrop Shaw Pittman LLP, 1540 Broadway, New York, NY 10036, at 10:00 a.m., Eastern time, at a closing (the “Closing”) on August 28, 2012 or on such other Business Day thereafter on or prior to September 6, 2012 as may be agreed upon by the Company and the Purchasers. At the Closing the Company will deliver to each Purchaser the Notes of each series to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $500,000 as such Purchaser may request) of such series dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 6355009888 (Darden Restaurants, Inc.) at Wells Fargo Bank, N.A., 201 3rd Street, San Francisco, CA 94103, ABA 121000248, SWIFT WFBIUS6S. If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

SECTION 4.	CONDITIONS TO CLOSING.
Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:
Section 4.1.    Representations and Warranties. The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing as if made at such time.
Section 4.2.    Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 had the provisions of such Section applied since such date.

Section 4.3.    Compliance Certificates.
(a)    Officer’s Certificate. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.
(b)    Secretary’s Certificate. The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement.
Section 4.4.    Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from in-house counsel to the Company, and from Hunton & Williams LLP, special counsel for the Company, substantially in the forms set forth in Exhibit 4.4(a)(i) and Exhibit 4.4(a)(ii), respectively, (and the Company hereby instructs its counsel to deliver such opinions to the Purchasers) and (b) from Pillsbury Winthrop Shaw Pittman LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b).
Section 4.5.    Purchase Permitted By Applicable Law, Etc. On the date of the Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.
Section 4.6.    Sale of Other Notes.     Contemporaneously with the Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in Schedule A.
Section 4.7.    Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.
Section 4.8.    Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for the Notes of each series.
Section 4.9.    Changes in Corporate Structure. The Company shall not have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.
Section 4.10.    Funding Instructions. At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Notes is to be deposited.
Section 4.11.    Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents and any such certificate of a Responsible Officer of the Company as to the matters contemplated herein, as such Purchaser or such Purchaser’s special counsel may reasonably request.

SECTION 5.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
The Company represents and warrants to each Purchaser that:
Section 5.1.    Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.
Section 5.2.    Authorization, Etc. This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
Section 5.3.    Disclosure. The Company, through its agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, has delivered to each Purchaser a copy of a Private Placement Memorandum, dated May 2012 (the “Memorandum”), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement, the Memorandum, the Exchange Act reports and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby and identified in Schedule 5.3, and the Exchange Act reports and financial statements listed in Schedule 5.5 (this Agreement, the Memorandum and such reports, documents, certificates or other writings and such financial statements delivered to each Purchaser prior to May 24, 2012 being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since May 29, 2011, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.
Section 5.4.    Organization and Ownership of Shares of Subsidiaries. (a) Schedule 5.4 contains a complete and correct list of the Company’s Material Subsidiaries, showing, as to each Material Subsidiary, the correct name thereof and the jurisdiction of its organization. Each Material Subsidiary of the Company has been duly formed and is validly existing as a legal entity in good standing under the laws of its jurisdiction of formation, has power and authority to own, lease and operate its properties and to conduct its business and is duly qualified as a foreign legal entity to transact business, as described in the Disclosure Documents and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect. Except as otherwise disclosed on Schedule 5.4, all of the issued and outstanding capital stock of, or equity interest in, as applicable, each such Material Subsidiary has been duly authorized and is validly issued, fully paid and non-assessable and is owned by the Company, directly or through Material Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.
(b)    No Subsidiary is a party to, or otherwise subject to any legal, regulatory, contractual or other restriction (other than the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.
Section 5.5.    Financial Statements; Material Liabilities. The financial statements of the Company and its Subsidiaries listed on Schedule 5.5 (including in each case the related schedules and notes), fairly present, and at the Closing Date any annual and quarterly financial statements subsequently filed with the Company’s periodic reports filed under the Exchange Act or otherwise provided pursuant to Section 7.1 will fairly present, in each case in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Company and its Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.
Section 5.6.    Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary, except, in each case (other than with respect to any such charter, by-laws, articles, memorandum of association or other organizational documents), as would not have a Material Adverse Effect.
Section 5.7.    Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.
Section 5.8.    Litigation; Observance of Agreements, Statutes and Orders     (a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
(b)    Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws or the USA Patriot Act) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
Section 5.9.    Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended May 30, 2010.

Section 5.10.    Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.
Section 5.11.    Licenses, Permits, Etc. (a) The Company and its Material Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.
(b)    To the best knowledge of the Company, no product or service of the Company or any of its Material Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.
(c)    To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Material Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.
Section 5.12.    Compliance with ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code or section 4068 of ERISA, other than such liabilities or Liens as would not be individually or in the aggregate Material.
(b)    The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year for which data is available on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $23 million in the case of any single Plan and by more than $23 million in the aggregate for all Plans (determined as of the end of the plan year ended April 30, 2011, the most recent date for which this information is available). The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.
(c)    The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.
(d)    The net unfunded expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.
(e)    The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.
Section 5.13.    Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchasers and not more than 60 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.
Section 5.14.    Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes as set forth in Section I. D. “Executive Summary—Summary of Proposed Offering” of the Memorandum. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 2% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 2% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.
Section 5.15.    Existing Indebtedness; Future Liens. (a) The Company’s Annual Report on Form 10-K for the year ended May 29, 2011 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of such date, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries except as described in the Disclosure Documents. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.
(b)    Neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.4.
(c)    Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except as specifically indicated in Schedule 5.15.
(d)    The Notes will rank pari passu in right of repayment with the Company’s other unsecured senior indebtedness.
Section 5.16.    Foreign Assets Control Regulations, Etc. (a) Neither the Company nor any Affiliate is (i) a Person whose name appears on the list of Specially Designated Nationals and

Blocked Persons published by the Office of Foreign Assets Control, U.S. Department of Treasury (“OFAC”) or a Person that is otherwise subject to an OFAC Sanctions Program (an “OFAC Listed Person”) or (ii) a department, agency or instrumentality of, or is otherwise controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (ii), a “Blocked Person”).
(b)    No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used, directly by the Company or indirectly through any Affiliate, in connection with any investment in, or any transactions or dealings with, any Blocked Person.
(c)    To the Company’s actual knowledge after making due inquiry, neither the Company nor any Affiliate (i) is under investigation by any Governmental Authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist‑related activities or other money laundering predicate crimes under any applicable law (collectively, “Anti‑Money Laundering Laws”), (ii) has been assessed civil penalties under any Anti‑Money Laundering Laws or (iii) has had any of its funds seized or forfeited in an action under any Anti‑Money Laundering Laws. The Company has taken reasonable measures appropriate to the circumstances (in any event as required by applicable law) to ensure that the Company and each Affiliate is and will continue to be in compliance with all applicable current and future Anti‑Money Laundering Laws.
(d)    No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any improper payments to any governmental official or employee, political party, official of a political party, candidate for political office, official of any public international organization or any one else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any applicable laws. The Company has taken reasonable measures appropriate to the circumstances (in any event as required by applicable law) to ensure that the Company and each Affiliate is and will continue to be in compliance with all applicable current and future anti‑corruption laws and regulations.
Section 5.17.    Status under Certain Statutes. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 2005, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.
Section 5.18.    Environmental Matters. (a) Neither the Company nor any Subsidiary has

knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.
(b)    Neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.
(c)    Neither the Company nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect.
(d)    All buildings on all real properties now owned, leased or operated by the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

SECTION 6.	REPRESENTATIONS OF THE PURCHASERS.
Section 6.1.    Purchase for Investment. Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.
Section 6.2.    Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a)    the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or
(b)    the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or
(c)    the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or
(d)    the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of “control” in Section VI(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (d); or
(e)    the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(d) of the INHAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or
(f)    the Source is a governmental plan; or
(g)    the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or
(h)    the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.
As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 7.	INFORMATION AS TO COMPANY.
Section 7.1.     Financial Information. The Company shall deliver to each holder of Notes that is an Institutional Investor:
(a)    Quarterly Statements — within 60 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Company’s Quarterly Report on Form 10‑Q (the “Form 10‑Q”) with the SEC regardless of whether the Company is subject to the filing requirements thereof) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

(i)    a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and
(ii)    consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company’s Form 10‑Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(a), provided, further, that the Company shall be deemed to have made such delivery of such Form 10‑Q if it shall have timely made such Form 10‑Q available on “EDGAR” and on its home page on the worldwide web (at the date of this Agreement located at: http//www.darden.com) (such availability being referred to as “Electronic Delivery”);
(b)    Annual Statements — within 105 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Company’s Annual Report on Form 10‑K (the “Form 10‑K”) with the SEC regardless of whether the Company is subject to the filing requirements thereof) after the end of each fiscal year of the Company, duplicate copies of
(i)    a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and
(ii)    consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company’s Form 10‑K for such fiscal year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a‑3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC, shall be deemed to satisfy the requirements of this Section 7.1(b), provided, further, that the Company shall be deemed to have made such delivery of such Form 10‑K if it shall have timely made Electronic Delivery thereof.
Section 7.2.    Notice of Default or Event of Default.    The Company shall deliver to each holder of the Notes that is an Institutional Investor promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto.
Section 7.3.    Other Information.    If the Company (or any successor thereto) shall no longer file annual, quarterly and other periodic reports with the SEC pursuant to the Exchange Act, the Company shall transmit to each holder of the Notes that is an Institutional Investor:
(a)    ERISA Matters — promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:
(i)    with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or
(ii)    the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multi employer Plan that such action has been taken by the PBGC with respect to such Multi employer

Plan; or
(iii)    any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect; and
(b)    Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect.
Section 7.4. Requested Information.    The Company shall provide each holder of the Notes that is an Institutional Holder with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.
Section 7.5.    Compliance    . Within ninety (90) days after the end of each fiscal year and within forty-five (45) days after the end of each fiscal quarter of the Company, the Company shall deliver to the holder of Notes that is an Institutional Investor:
(a)    Covenant Compliance — a certificate of a Senior Financial Officer setting forth the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.6 during the quarterly or annual period covered by the statements then being furnished (including with respect to such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Section, and the calculation of the amount, ratio or percentage then in existence); and
(b)    Event of Default — a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.
Section 7.6.    Visitation. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:
(a)    No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, in each case no more than once per calendar year as may be reasonably requested in writing; and
(b)    Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

SECTION 8.	PAYMENT AND PREPAYMENT OF THE NOTES.
Section 8.1.    Maturity. As provided therein, the entire unpaid principal balance of the Notes of each series shall be due and payable on the stated maturity date thereof.
Section 8.2.    Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes of any series, in an amount not less than 5% of the aggregate principal amount of the Notes of such series then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount, together with interest accrued to the date of prepayment. The Company will give each holder of Notes of such series to be prepaid written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of such Notes to be prepaid on such date, the principal amount of each such Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of such Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.
Section 8.3.    Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes of any series, the principal amount of such Notes to be prepaid shall be allocated among all of the Notes of such series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.
Section 8.4.    Maturity; Surrender, Etc.     In the case of each prepayment of Notes of any series pursuant to this Section 8, the principal amount of each such Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.
Section 8.5.    Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes of any series except (i) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and such Notes or (ii) pursuant to a written offer to purchase any Notes of such series made by the Company or an Affiliate pro rata to the holders of the Notes of such series upon the same terms and conditions. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment or prepayment of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.6.    Make-Whole Amount.
“Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:
“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Note is payable) equal to the Reinvestment Yield with respect to such Called Principal.
“Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.
In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding paragraph, such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the applicable U.S. Treasury security with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.
“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.
“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of such Note, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 12.1.
“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
Section 8.7    Change in Control
(a)    Notice of Change in Control. The Company will, within 15 days after any Responsible Officer has knowledge of the occurrence of any Change in Control, give written notice of such Change in Control to each holder of Notes. In the case that a Change in Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in subparagraph (b) of this Section 8.7.
(b)    Offer to Prepay Notes. An offer to prepay Notes contemplated by subparagraph (a) of this Section 8.7 shall be an offer to prepay, in accordance with and subject to this Section 8.7, all, but not less than all, the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Proposed Prepayment Date”) that is not less than 30 days and not more than 60 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the 60th day after the date of such offer).
(c)    Acceptance; Rejection. A holder of Notes may accept the offer to prepay made pursuant to this Section 8.7 by causing a notice of such acceptance to be delivered to the Company at least five Business Days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.7 shall be deemed to constitute a rejection of such offer by such holder.
(d)    Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.7 shall be at 100% of the principal amount of such Notes being prepaid, together with accrued and unpaid interest thereon to the date of prepayment. The prepayment shall be made on the Proposed Prepayment Date.
(e)    Effect on Required Payments. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable to an offer to purchase contemplated by this Section 8.7.

SECTION 9.	AFFIRMATIVE COVENANTS.
The Company covenants that so long as any of the Notes are outstanding:
Section 9.1.    Compliance with Law. Without limiting Section 10.3, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, the USA Patriot Act and Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 9.2.    Insurance. The Company will, and will cause each of its Material Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.
Section 9.3.    Maintenance of Properties. The Company will, and will cause each of its Material Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 9.4.    Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge, levy or claim if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges, levies and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.
Section 9.5.    Corporate Existence, Etc. Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.2 and 10.7, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Wholly-Owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.
Section 9.6.    Books and Records. The Company will, and will cause each of its Material Subsidiaries to, maintain proper books of record and account to allow preparation by the Company of financial statements in conformity with GAAP.
Section 9.7.    Additional Subsidiary Guarantors. The Company will cause any Subsidiary which is a party to the Bank Credit Agreement, or otherwise guarantees Indebtedness in respect of the Bank Credit Agreement (a “Subsidiary Guarantor”), to enter into a Guarantee (a “Subsidiary Guarantee”) similarly guaranteeing the Company’s obligations under the Notes, and deliver to each of the holders of the Notes (concurrently with the incurrence of any such obligation with respect to the Bank Credit Agreement) the following items:
(a)    such Subsidiary Guarantee;
(b)    a certificate signed by an authorized Responsible Officer of the Company making representations and warranties to the effect of those contained in Sections 5.2, 5.4, 5.6 and 5.7, with respect to such Subsidiary and the Subsidiary Guarantee, as applicable; and
(c)    an opinion of counsel (who may be in-house counsel for the Company) addressed to each of the holders of the Notes reasonably satisfactory to the Required Holders, to the effect that the Subsidiary Guarantee by such Person has been duly authorized, executed and delivered and that such Subsidiary Guarantee constitutes the legal, valid and binding agreement of such Person enforceable in accordance with its terms, except as an enforcement of such terms may be limited by bankruptcy, insolvency, fraudulent conveyance and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.
The holders of the Notes agree to discharge and release any Subsidiary Guarantor from any Subsidiary Guarantee upon the written request of the Company, provided that (i) such Subsidiary Guarantor has been released and discharged (or will be released and discharged concurrently with the release of such Subsidiary Guarantor under the Subsidiary Guarantee) as an obligor and/or guarantor under and in respect of the Bank Credit Agreement and the Company so certifies to the holders of the Notes in a certificate of a Responsible Officer, (ii) at the time of such release and discharge, the Company shall deliver a certificate of a Responsible Officer to the holders of the Notes stating that no Default or Event of Default exists and, (iii) if any fee or other form of consideration is given to any holder of Indebtedness of the Company for the purpose of such release, holders of the Notes shall receive equivalent consideration.

SECTION 10.	NEGATIVE COVENANTS.
The Company covenants that so long as any of the Notes are outstanding:
Section 10.1.    Transactions with Affiliates. The Company will not and will not permit any Subsidiary to enter into directly or indirectly any transaction or group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.
Section 10.2.    Merger, Consolidation, Etc. The Company will not consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person unless:
(a)    the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company as an entirety, as the case may be (the “Successor”), shall be a solvent corporation or limited liability company organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Company is not such Successor, (i) such Successor shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes and (ii) such Successor shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and
(b)    immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.
No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation or limited liability company that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under this Agreement or the Notes.
Section 10.3.    Terrorism Sanctions Regulations. The Company will not and will not permit any Affiliate to (a) become a Blocked Person or (b) have any investments in or engage in any dealings or transactions with any Blocked Person except in accordance with applicable law and in a manner where such investments, transactions or dealings would not cause the purchase, holding or receipt of any payment or exercise of any rights in respect of any Note by the holder thereof to be in violation of any laws or regulations administered by OFAC.
Section 10.4.    Liens. The Company shall not, nor shall it permit any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its assets, whether now owned or hereafter acquired, other than the following:
(a)    Liens existing on the Signing Date and to the extent any such Liens secure Indebtedness for borrowed money in excess of $1,000,000 individually, such Liens are listed on Schedule 10.4;
(b)    Liens for taxes, assessments and other governmental charges or levies not yet due which are not delinquent or remain payable without penalty, or to the extent non-payment thereof is permitted under Section 9.4;
(c)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, processors’ landlords’ or other like Liens arising in the ordinary course of business and securing obligations which are not delinquent by more than 60 days or which have been bonded for the full amount or, which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are being maintained by the Company or such Subsidiary;
(d)    pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;
(e)    deposits to secure the performance of bids, tenders, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(f)    zoning restrictions, easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially interfere with the ordinary conduct of the business of the applicable Person;
(g)    Liens securing judgments for the payment of money not constituting an Event of Default under Section 11(i);

(h)    any interest or title of a lessor under any lease;
(i)    licenses, leases or subleases granted to other Persons not interfering in any material respect with the business of the Company or any of its Material Subsidiaries;
(j)    Liens arising solely by virtue of any statutory or common law provision relating to bankers’ liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company or any of its Subsidiaries in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by the Company or any of its Subsidiaries to provide collateral for debt for borrowed money owed to the depository institution;
(k)    purchase money Liens and Liens securing Capital Leases; provided that the Lien attaches only to the asset being purchased or leased and does not exceed 100% of the purchase price or fair market value of such asset;
(l)    Liens on assets of Persons which become Subsidiaries after the date of this Agreement; provided that such Liens existed at the time of such Persons became Subsidiaries and were not created in anticipation thereof;
(m)    extensions, renewals or replacements, in whole or in part, of any Liens referred to in the foregoing clauses (a), (k) and (l); provided that the principal amount of Indebtedness secured thereby and not otherwise authorized by this Section 10.4 shall not exceed the principal amount of Indebtedness, plus any premium or fee payable in connection with any such extension, renewal or replacement, so secured at the time of such extension, renewal or replacement;
(n)    other Liens on assets or other properties of the Company and its Subsidiaries; provided that the aggregate Indebtedness secured by such other Liens (exclusive of Indebtedness secured by Liens permitted by clauses (a) through (m) of this Section 10.4) shall not exceed an amount equal to 20% of Consolidated Tangible Net Worth; and provided, further that no Liens under this Section 10.4(n) shall secure the obligations under any Bank Credit Agreement unless the Notes are equally and ratably secured in a manner satisfactory to the Required Holders.
Section 10.5.    Priority Debt. The Company shall not, and shall not permit any of its

Subsidiaries to, incur any Indebtedness if at the time of such incurrence, and as a result of such incurrence, Priority Debt would exceed 20% of Consolidated Tangible Net Worth.
Section 10.6.    Financial Covenants
(a)    Consolidated Total Debt to Capitalization Ratio. The Company will not permit the Consolidated Total Debt to Capitalization Ratio as of the end of any fiscal quarter of the Company to be greater than 0.75 to 1.00, as such ratio may be adjusted pursuant to Section 10.6(b) below; provided, however, that notwithstanding any such adjustment, the Company will not permit the Consolidated Total Debt to Capitalization Ratio as of the end of any fiscal quarter of the Company to be greater than 0.80 to 1.00.
(b)    Most Favored Lender.
(i)    If at any time after the Signing Date the Company is party to any Bank Credit Agreement that shall contain any financial covenant that relates specifically to one or more numerical measures of the financial condition or results of operations of the Company or the Company and its Subsidiaries on a consolidated basis (however expressed and whether stated as a ratio, as a fixed threshold, as an event of default, or otherwise) (or any thereof shall be amended, restated or otherwise modified) and such financial covenant is not contained in this Agreement or would be more beneficial to the holders of the Notes than any analogous covenant contained in this Section 10.6 or incorporated into this Agreement pursuant to this Section 10.6(b) (any such financial covenant, a “Financial Covenant”), then a Senior Financial Officer shall promptly (but in any event within ten Business Days from the occurrence thereof) provide written notice thereof to the holders of Notes, which notice shall refer specifically to this Section 10.6(b) and shall describe in reasonable detail such Financial Covenant and the relevant ratios or thresholds contained therein. Thereupon, unless waived in writing by the Required Holders, such Financial Covenant shall be deemed automatically incorporated by reference into this Agreement, mutatis mutandis, as if set forth fully herein, without any further action required on the part of any Person, effective as of the date when such Financial Covenant became effective under such Bank Credit Agreement. Any Financial Covenant incorporated into this Agreement pursuant to this Section 10.6(b) shall automatically without any action required to be taken by the Company or any holder of any Note (i) be subject to any subsequent waiver of the correlative covenant to such Financial Covenant under the applicable Bank Credit Agreement for the same time period as waived thereunder, (ii) be deemed amended, restated or otherwise modified in this Agreement to the same effect as the correlative covenant to such Financial Covenant shall be amended, restated or otherwise modified under the applicable Bank Credit Agreement and (iii) be deemed deleted from this Agreement at such time as the correlative covenant to such Financial Covenant shall be deleted from the applicable Bank Credit Agreement or at such time as the applicable Bank Credit Agreement shall be terminated and, in the case of any such termination, no amounts of principal or interest shall be outstanding thereunder (and in any such case under clauses (i), (ii) or (iii) above, a Senior Financial Officer shall promptly (but in any event within five Business Days from the occurrence thereof) provide written notice thereof to the holders of Notes, which notice shall refer specifically to this Section 10.6(b) and shall describe in reasonable detail the relevant waiver, amendment, restatement, modification or deletion of such Financial Covenant, it being understood that the failure to deliver any such notice shall not affect any such waiver, amendment, restatement, modification or deletion of such Financial Covenant). In addition, subject to the proviso in Section 10.6(a), if the Company’s Bank Credit Agreements permit the Company’s Consolidated Total Debt to Capitalization Ratio to be greater than 0.75 to 1.00 (the “Required Ratio Maximum”), upon five Business Days’ prior notice by a Senior Financial Officer to the holders of the Notes, which notice shall refer specifically to this Section 10.6(b) and shall describe in reasonable detail the proposed covenant change, the covenant in Section 10.6(a) shall be automatically amended to permit the Required Ratio Maximum to be as great as such greater ratio; provided, that, in no event shall the Company permit the Consolidated Total Debt to Capitalization Ratio as of the end of any fiscal quarter of the Company to be greater than 0.80 to 1.00.
(ii)    To the extent that the Company shall directly or indirectly pay or cause to be paid any remuneration, by way of fee, additional interest or otherwise, as consideration for or as an inducement to the entering into by any financier under any Bank Credit Agreement of any waiver, amendment, restatement, modification or deletion of any Financial Covenant or any increase in the Required Ratio Maximum at a time when any default or event of default shall exist under such Bank Credit Agreement, the Company shall pay such remuneration, on the same terms, ratably to each holder of Notes then outstanding (based on the principal amount outstanding under such Bank Credit Agreement and the respective outstanding principal amounts of Notes of each such holder at such time).
(iii)    In determining whether a breach of any Financial Covenant incorporated by reference into this Agreement pursuant to this Section 10.6(b) shall constitute an Event of Default, the period of grace (if any) applicable to such Financial Covenant in the applicable Bank Credit Agreement shall apply. Certificates delivered to the holders of Notes pursuant to Section 7.5(a) of this Agreement shall include the information (including reasonably detailed calculations) required in order to establish whether the Company was in compliance, during the fiscal period covered by the applicable financial statements described in such

Section 7.5(a), with each Financial Covenant incorporated by reference into this Agreement pursuant to this Section 10.6(b) as such Financial Covenant may be waived, amended, restated, modified, deleted or terminated.
Section 10.7.    Sale of Assets, Etc. Except as permitted under Section 10.2, the Company will not, and will not permit any of its Subsidiaries to, make any Asset Disposition unless:
(a)    in the good faith opinion of the Company, the Asset Disposition is in exchange for consideration having a Fair Market Value at least equal to that of the property exchanged and is in the best interest of the Company or such Subsidiary;
(b)    immediately after giving effect to the Asset Disposition, no Default or Event of Default would exist; and
(c)    immediately after giving effect to the Asset Disposition, the Disposition Value of all property that was the subject of any Asset Disposition occurring in the then current fiscal year of the Company would not exceed 30% of Consolidated Total Assets as of the end of the then most recently ended fiscal year of the Company.

SECTION 11.	EVENTS OF DEFAULT.
An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:
(a)    the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or
(b)    the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or
(c)    the Company defaults in the performance of or compliance with any term contained in (i) Section 10.2, Section 10.4, Section 10.5, Section 10.6 (including any Financial Covenant incorporated herein by reference) or Section 10.7 or (ii) Section 7.2, and in the case of (ii), such failure continues for ten or more days; or
(d)    the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or
(e)    any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or
(f)    (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $50,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $50,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, provided, however, that an Event of Default under this clause (ii) caused by the occurrence of a default with respect to such Indebtedness that is outstanding in an aggregate principal amount of at least $50,000,000 shall be cured for purposes of this Agreement (x) upon the party asserting such default waiving such default, (y) upon the Company or such Subsidiary curing such default if, at the time of such waiver or such cure, the Required Holders have not exercised any rights or remedies with respect to an Event of Default under this clause (ii) or (z) upon the Company’s or such Subsidiary’s otherwise making adequate provision for the payment of such Indebtedness that is outstanding in an aggregate principal amount of at least $50,000,000 in form and substance satisfactory to the Required Holders prior to the exercise of any remedies by the Required Holders with respect thereto under this clause (ii); or
(g)    the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or
(h)    a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or
(i)    a final judgment or judgments for the payment of money aggregating in excess of $50,000,000 are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or
(j)    if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $50,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.
As used in Section 11(j), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 12.	REMEDIES ON DEFAULT, ETC.
Section 12.1.    Acceleration. (a) If an Event of Default with respect to the Company described in Section 11(g) or (h) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.
(b)    If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.
(c)    If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.
Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the applicable Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.
Section 12.2.    Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3.    Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the applicable Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.
Section 12.4.    No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

SECTION 13.	REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.
Section 13.1.    Registration of Notes    . The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.
Section 13.2.    Transfer and Exchange of Notes. Upon surrender of any Note to the

Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) of the applicable series in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1(a) or 1(b), as applicable. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes of any series, one Note of such series may be in a denomination of less than $500,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.
Section 13.3.    Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and
(a)    in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or
(b)    in the case of mutilation, upon surrender and cancellation thereof, within ten Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the applicable series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14.	PAYMENTS ON NOTES .
Section 14.1.    Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of U.S.Bank, N.A. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.
Section 14.2.    Home Office Payment. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

SECTION 15.	EXPENSES, ETC .
Section 15.1.    Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note and (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes).
Section 15.2.    Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

SECTION 16.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.
All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17.	AMENDMENT AND WAIVER.
Section 17.1.    Requirements    . This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes of any series may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.
Section 17.2.    Solicitation of Holders of Notes.
(a)    Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.
(b)    Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes of any series as consideration for or as an inducement to the entering into by any holder of Notes of such series of any waiver or amendment of any of the terms and provisions hereof or of the Notes unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes of such series then outstanding even if such holder did not consent to such waiver or amendment.
(c)    Consent in Contemplation of Transfer.     Any consent made pursuant to this Section 17 by a holder of Notes that has transferred or has agreed to transfer its Notes to the Company, any Subsidiary or any Affiliate of the Company and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.
Section 17.3.    Binding Effect, etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes of the applicable series and is binding upon them and upon each future holder of any Note of such series and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.
Section 17.4.    Notes Held by Company, etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes of any series then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18.	NOTICES.
All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:
(i)    if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,
(ii)    if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or
(iii)    if to the Company, to Darden Restaurants, Inc. at 1000 Darden Center Drive, Orlando, Florida 32837, attention of William R. White, III, Senior Vice President and Treasurer (telecopy: 407-241-6560), with a copy to Hunton & Williams LLP, 200 Park Avenue, New York, New York 10166, attention of Dee Ann Dorsey, Esq., or at such other address as the Company shall have specified to the holder of each Note in writing.
Notices under this Section 18 will be deemed given only when actually received.

SECTION 19.	REPRODUCTION OF DOCUMENTS.
This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20.	CONFIDENTIAL INFORMATION.
For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which it offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

SECTION 21.	SUBSTITUTION OF PURCHASER.
Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Affiliate in lieu of such original Purchaser. In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

SECTION 22.	MISCELLANEOUS.

Section 22.1.    Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.
Section 22.2.    Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.4 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.
Section 22.3.    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
Section 22.4.    Construction, etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.
For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.
Section 22.5.    Counterparts    . This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.
Section 22.6.    Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice‑of‑law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.
Section 22.7.    Jurisdiction and Process; Waiver of Jury Trial. (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
(b)    The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.7(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.
(c)    Nothing in this Section 22.7 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.
(d)    THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.
Section 22.8.    Accounting Terms.    All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP.
For purposes of determining compliance with the covenants contained in this Agreement, any election by the Company to measure an item of Indebtedness using fair value (as permitted by Accounting Standard Codification Topic No. 825-10-25 – Fair Value Option or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

* * * * *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

DARDEN RESTAURANTS, INC.

By: /s/ William R. White, III
Name: William R. White, III
Title: Senior Vice President and Treasurer

This Agreement is hereby
accepted and agreed to as
of the date thereof.

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By:    /s/ Nichol M. Merritt______________
Name: Nichol M. Merritt
Title: Director

This Agreement is hereby
accepted and agreed to as
of the date thereof.

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By:    /s/ David A. Barras________________
Name: David A. Barras
Title: Its Authorized Representative

This Agreement is hereby
accepted and agreed to as
of the date thereof.

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY FOR ITS GROUP ANNUITY SEPARATE ACCOUNT

By:    /s/ David A. Barras________________
Name: David A. Barras
Title: Its Authorized Representative

This Agreement is hereby
accepted and agreed to as
of the date thereof.

NORTHWESTERN LONG TERM CARE INSURANCE COMPANY

By:    /s/ David A. Barras________________
Name: David A. Barras
Title: Its Authorized Representative

This Agreement is hereby
accepted and agreed to as
of the date thereof.

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

By:    /s/ Barry Scheinholtz___________________
Name: Barry Scheinholtz
Title: Senior Director, Private Placements

This Agreement is hereby
accepted and agreed to as
of the date thereof.

PACIFIC LIFE INSURANCE COMPANY

By:      /s/ Violet Osterberg________________
Name: Violet Osterberg
Title: Assistant Vice President

By:      /s/ Peter S. Fiek___________________
Name: Peter S. Fiek
Title: Assistant Secretary

PACIFIC LIFE & ANNUITY COMPANY

By:      /s/ Peter S. Fiek___________________
Name: Peter S. Fiek
Title: Assistant Vice President

By:      /s/ Violet Osterberg________________
Name: Violet Osterberg
Title: Assistant Secretary

This Agreement is hereby
accepted and agreed to as
of the date thereof.

CMFG Life Insurance Company
CUMIS Insurance Society, Inc.
By:    MEMBERS Capital Advisors, Inc.
acting as Investment Advisor

By:    /s/ Allen R. Cantrell_________________
Name: Allen R. Cantrell
Title: Managing Director, Investments

This Agreement is hereby
accepted and agreed to as
of the date thereof.

MODERN WOODMEN OF AMERICA

By:    /s/ W. Kenny Massey_____________
Name: W. Kenny Massey
Title: President & CEO

This Agreement is hereby
accepted and agreed to as
of the date thereof.

VANTIS LIFE INSURANCE COMPANY
FARM BUREAU GENERAL INSURANCE COMPANY OF MICHIGAN
FARM BUREAU LIFE INSURANCE COMPANY OF MICHIGAN
FARM BUREAU MUTUAL INSURANCE COMPANY OF MICHIGAN
MTL INSURANCE COMPANY
CATHOLIC UNITED FINANCIAL
AMERICAN FIDELITY ASSURANCE COMPANY
AMERICAN REPUBLIC INSURANCE COMPANY

BY: ADVANTUS CAPITAL MANAGEMENT, INC.

By:    /s/ Gregory Ortquist_________________
Name: Gregory Ortquist
Title: Vice President

This Agreement is hereby
accepted and agreed to as
of the date thereof.

UNITED OF OMAHA LIFE INSURANCE COMPANY

By:    /s/ Justin P. Kavan_________________
Name: Justin P. Kavan
Title: Vice President

MUTUAL OF OMAHA INSURANCE
COMPANY

By:    /s/ Justin P. Kavan_________________
Name: Justin P. Kavan
Title: Vice President

This Agreement is hereby
accepted and agreed to as
of the date thereof.

PHOENIX LIFE INSURANCE COMPANY

By:    /s/ Paul M. Chute_________________
Name: Paul M. Chute
Title: Senior Managing Director,
Private Placements

PHL VARIABLE INSURANCE COMPANY

By:    /s/ Christopher M. Wilkos__________
Name: Christopher M. Wilkos
Title: Executive Vice President

This Agreement is hereby
accepted and agreed to as
of the date thereof.

LIFE INSURANCE COMPANY OF THE SOUTHWEST

By:    /s/ R. Scott Higgins_______________
Name: R. Scott Higgins
Title: Senior Vice President
Sentinel Asset Management

This Agreement is hereby
accepted and agreed to as
of the date thereof.

THE OHIO NATIONAL LIFE INSURANCE COMPANY
OHIO NATIONAL LIFE ASSURANCE CORPORATION

By:    /s/ Jed R. Martin__________________
Name: Jed R. Martin
Title: Vice President, Private Placement

This Agreement is hereby
accepted and agreed to as
of the date thereof.

PPM AMERICA, INC., AS ATTORNEY IN FACT, ON BEHALF OF JACKSON NATIONAL LIFE INSURANCE COMPANY

By:    /s/ Luke S. Stifflear__________________
Name: Luke S. Stifflear
Title: Senior Managing Director

This Agreement is hereby
accepted and agreed to as
of the date thereof.

ACACIA LIFE INSURANCE COMPANY
AMERITAS LIFE INSURANCE CORP.
THE UNION CENTRAL LIFE INSURANCE COMPANY

By:	SUMMIT INVESTMENT ADVISORS INC., AS AGENT

By:    /s/ Andrew S. White_________________
Name: Andrew S. White
Title: Managing Director – Private Placements

This Agreement is hereby
accepted and agreed to as
of the date thereof.

COUNTRY MUTUAL INSURANCE COMPANY
COUNTRY LIFE INSURANCE COMPANY

By:    /s/ John Jacobs______________________
Name: John Jacobs
Title: Director-Fixed Income

This Agreement is hereby
accepted and agreed to as
of the date thereof.

ASSURITY LIFE INSURANCE COMPANY

By:    /s/ Victor Weber___________________
Name: Victor Weber
Title: Senior Director - Investments

This Agreement is hereby
accepted and agreed to as
of the date thereof.

SOUTHERN FARM BUREAU LIFE INSURANCE COMPANY

By:    /s/ David Divine______________
Name: David Divine
Title: Portfolio Manager

DARDEN RESTAURANTS, INC.
1000 DARDEN CENTER DRIVE
ORLANDO, FLORIDA 32837

INFORMATION RELATING TO PURCHASERS

Name and Address of Purchaser	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED 2019 Notes 2024 Notes
TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA 8500 Andrew Carnegie Boulevard Charlotte, North Carolina 28262 2024 Notes – Bond No.: R-1	None $100,000,000
All payments by wire transfer of immediately available funds through the Automated Clearing House System to:

     Intentionally Omitted
with sufficient information to identify the source and application of such funds.

All notices of payments and written confirmations of such wire transfers: Intentionally Omitted Delivery of the Notes: Intentionally Omitted
All other communications:

Teachers Insurance and Annuity Association of America
8500 Andrew Carnegie Boulevard
Charlotte, North Carolina 28262
Attention: Global Private Markets
Telephone:    (704) 988-4349 (Ho Young Lee)
(704) 988-1000 (General Number)
Facsimile:    (704) 988-4916
Email:    hlee@tiaa-cref.org
Name of Nominee in which Notes are to be issued: None.
Taxpayer I.D. Number: Intentionally Omitted

DARDEN RESTAURANTS, INC.
1000 DARDEN CENTER DRIVE
ORLANDO, FLORIDA 32837

INFORMATION RELATING TO PURCHASERS

Name and Address of Purchaser	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED 2019 Notes 2024 Notes
The Northwestern Mutual Life Insurance Co.	$38,000,000 None
720 East Wisconsin Avenue
Milwaukee, WI 53202

2019 Notes – Bond No.: R-1
All payments by wire transfer of immediately available funds to:

Please contact our Treasury & Investment Operations Department to securely obtain wire transfer instructions for The Northwestern Mutual Life Insurance Company for its Group Annuity Separate Account.
E-mail:  payments@northwesternmutual.com
Phone: (414) 665-1679

with sufficient information to identify the source and application of such funds.

All notices of payments and written confirmations of such wire transfers:

The Northwestern Mutual Life Insurance Company
720 East Wisconsin Avenue
Milwaukee, WI 53202
Attention: Investment Operations
E-mail: payments@northwesternmutual.com
Phone: (414) 665-1679

Delivery of the Notes:

The Northwestern Mutual Life Insurance Company
720 East Wisconsin Avenue
Milwaukee, WI 53202
Attention: Stephanie Lyons

All other communications:

The Northwestern Mutual Life Insurance Company
720 East Wisconsin Avenue
Milwaukee, WI 53202
Attention: Securities Department
E-mail: privateinvest@westernmutual.com
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number: Intentionally Omitted

DARDEN RESTAURANTS, INC.
1000 DARDEN CENTER DRIVE
ORLANDO, FLORIDA 32837

INFORMATION RELATING TO PURCHASERS

Name and Address of Purchaser	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED 2019 Notes 2024 Notes
The Northwestern Mutual Life Insurance Company for its Group Annuity Separate Account	$1,500,000 None
720 East Wisconsin Avenue
Milwaukee, WI 53202

2019 Notes – Bond No.: R-2
All payments by wire transfer of immediately available funds to:

Please contact our Treasury & Investment Operations Department to securely obtain wire transfer instructions for The Northwestern Mutual Life Insurance Company for its Group Annuity Separate Account.
E-mail:  payments@northwesternmutual.com
Phone: (414) 665-1679

with sufficient information to identify the source and application of such funds.

All notices of payments and written confirmations of such wire transfers:

The Northwestern Mutual Life Insurance Company
for its Group Annuity Separate Account
720 East Wisconsin Avenue
Milwaukee, WI 53202
Attention: Investment Operations
E-mail: payments@northwesternmutual.com
Phone: (414) 665-1679

Delivery of the Notes:

The Northwestern Mutual Life Insurance Company
720 East Wisconsin Avenue
Milwaukee, WI 53202
Attention: Stephanie Lyons

All other communications:

The Northwestern Mutual Life Insurance Company
for its Group Annuity Separate Account
720 East Wisconsin Avenue
Milwaukee, WI 53202
Attention: Securities Department
E-mail: privateinvest@northwesternmutual.com

Name of Nominee in which Notes are to be issued: None.
Taxpayer I.D. Number: Intentionally Omitted

DARDEN RESTAURANTS, INC.
1000 DARDEN CENTER DRIVE
ORLANDO, FLORIDA 32837

INFORMATION RELATING TO PURCHASERS

Name and Address of Purchaser	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED 2019 Notes 2024 Notes
Northwestern Long Term Care Insurance Company	$2,500,000 None
720 East Wisconsin Avenue
Milwaukee, WI 53202

2019 Notes – Bond No.: R-3
All payments by wire transfer of immediately available funds to:

Please contact our Treasury & Investment Operations Department to securely obtain wire transfer instructions for Northwestern Long Term Care Insurance Company for its Group Annuity Separate Account.
E-mail:  payments@northwesternmutual.com
Phone: (414) 665-1679

with sufficient information to identify the source and application of such funds.

All notices of payments and written confirmations of such wire transfers:

Northwestern Long Term Care Insurance Company
720 East Wisconsin Avenue
Milwaukee, WI 53202
Attention: Investment Operations
E-mail: payments@northwesternmutual.com
Phone: (414) 665-1679

Delivery of the Notes:

The Northwestern Mutual Life Insurance Company
720 East Wisconsin Avenue
Milwaukee, WI 53202
Attention: Stephanie Lyons

All other communications:

Northwestern Long Term Care Insurance Company
720 East Wisconsin Avenue
Milwaukee, WI 53202
Attention: Securities Department
E-mail: privateinvest@northwesternmutual.com
Name of Nominee in which Notes are to be issued: None.
Taxpayer I.D. Number: Intentionally Omitted

DARDEN RESTAURANTS, INC.
1000 DARDEN CENTER DRIVE
ORLANDO, FLORIDA 32837

INFORMATION RELATING TO PURCHASERS

Name and Address of Purchaser	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED 2019 Notes 2024 Notes
The Guardian Life Insurance Company of America	None $30,000,000
7 Hanover Square
New York, NY 10004-2616

2024 Notes – Bond No.: R-2
All payments by wire transfer of immediately available funds to:

JP Morgan Chase
FED ABA #021000021
Chase/NYC/CTR/BNF
A/C 900-9-000200
Reference A/C #G05978, Guardian Life, CUSIP # 237194 A#2, Darden Restaurants, Inc.

with sufficient information to identify the source and application of such funds.

All notices of payments and written confirmations of such wire transfers:

The Guardian Life Insurance Company of America
7 Hanover Square
New York, NY 10004-2616
Attn: Barry Scheinholtz
Investment Department 9-A
FAX # (212) 919-2658
bscheinholtz@glic.com

Delivery of the Notes:

JP Morgan Chase Bank, N.A.
4 Chase Metrotech Center
3rd Floor
Brooklyn, N.Y. 11245-0001
Attention: Physical Receive Dept.
Reference A/C #G05978, Guardian Life

All other communications:

The Guardian Life Insurance Company of America
7 Hanover Square
New York, NY 10004-2616
Attn: Barry Scheinholtz
Investment Department 9-A
FAX # (212) 919-2658
bscheinholtz@glic.com
Name of Nominee in which Notes are to be issued: None.
Taxpayer I.D. Number: 13-5123390

DARDEN RESTAURANTS, INC.
1000 DARDEN CENTER DRIVE
ORLANDO, FLORIDA 32837

INFORMATION RELATING TO PURCHASERS

Name and Address of Purchaser	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED 2019 Notes 2024 Notes
PACIFIC LIFE INSURANCE COMPANY 700 Newport Center Drive, 3rd Floor Newport Beach, CA 92660 2024 Notes – Bond No.: R-3 R-4	None $5,000,000 $5,000,000
All payments by wire transfer of immediately available funds to:

Mellon Trust of New England
ABA# 011001234
DDA 0000125261
Attn: MBS Income CC: 1253
A/C Name: General Account/PLCF18101302

with sufficient information to identify the source and application of such funds.

All notices of payments and written confirmations of such wire transfers:
         Mellon Trust
Attn: Pacific Life Accounting Team
One Mellon Bank Center
Room 0930
Pittsburgh, PA 15259

with a copy to

Pacific Life Insurance Company
Attn: IM—Cash Team
700 Newport Center Drive
Newport Beach, CA 92660-6397
         Fax: 949-718-5845

Delivery of the Notes:

Mellon Securities Trust Company
One Wall Street
3rd Floor –Receive Window C
New York, NY 10286
Robert Ferraro (212) 635-1299
A/C Name: General Account
A/C #: PLCF18101302

All other communications:

Pacific Life Insurance Company
Attn: IM—Credit Analysis
700 Newport Center Drive
Newport Beach, CA 92660-6397
         Fax: 949-219-5406
Name of Nominee in which Notes are to be issued: Mac & Co. as nominee for Pacific Life Insurance Company
Taxpayer I.D. Number: 95-1079000

DARDEN RESTAURANTS, INC.
1000 DARDEN CENTER DRIVE
ORLANDO, FLORIDA 32837

INFORMATION RELATING TO PURCHASERS

Name and Address of Purchaser	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED 2019 Notes 2024 Notes
PACIFIC LIFE & ANNUITY COMPANY 700 Newport Center Drive, 3rd Floor Newport Beach, CA 92660 2024 Notes – Bond No.: R-5 R-6	None $5,000,000 $5,000,000
All payments by wire transfer of immediately available funds to:

Mellon Trust of New England
ABA# 011001234
DDA 125261
Attn: MBS Income CC: 1253
A/C Name: Pacific Life & Annuity Company/PLCF18116102

with sufficient information to identify the source and application of such funds.

All notices of payments and written confirmations of such wire transfers:
Mellon Trust
Attn: Pacific Life Accounting Team
One Mellon Bank Center
Room 0930
Pittsburgh, PA 15259

with a copy to

Pacific Life Insurance Company
Attn: IMD—Cash Team
700 Newport Center Drive
Newport Beach, CA 92660-6397
          Fax: 949-718-5845

Delivery of the Notes:

Mellon Securities Trust Company
One Wall Street
3rd Floor –Receive Window C
New York, NY 10286
Robert Ferraro (212) 635-1299
A/C Name: Pacific Life & Annuity Company
A/C #: PLCF18116102

All other communications:

Pacific Life Insurance Company
Attn: IM—Credit Analysis
700 Newport Center Drive
Newport Beach, CA 92660-6397
         Fax: 949-219-5406
Name of Nominee in which Notes are to be issued: Mac & Co., as nominee for Pacific Life & Annuity Company
Taxpayer I.D. Number: 95-3769814

DARDEN RESTAURANTS, INC.
1000 DARDEN CENTER DRIVE
ORLANDO, FLORIDA 32837

INFORMATION RELATING TO PURCHASERS

Name and Address of Purchaser	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED 2019 Notes 2024 Notes
CMFG Life Insurance Company	None $13,000,000
5910 Mineral Point Road
Madison, WI 53705-4456

2024 Notes – Bond No.: R-7
All payments by wire transfer of immediately available funds to:

ABA: 011000028
Bank: State Street Bank
Account Name: CMFG Life Insurance Company
DDA #: 1662-544-4
REFERENCE FUND: ZT1E (Must be first 4 digits of reference section / Can include Nominee name here)
Nominee Name: TURNKEYS + CO*
CMFG Life Insurance Company TAX ID#: 39-0230590
TURNKEYS + CO TAX ID#: 03-0400481
UK Passport Treaty #: 13/C/312672/DTTP

with sufficient information to identify the source and application of such funds.

All notices of payments and written confirmations of such wire transfers:
Members Capital Advisors, Inc.
Attn.: Private Placements
5910 Mineral Point Road
Madison, WI 53705-4456

Delivery of the Notes:

STATE STREET BANK
DTC/NEW YORK WINDOW
ATTN: ROBERT MENDEZ
55 WATER STREET
PLAZA LEVEL - 3RD FLOOR
NEW YORK, NY 10041
PH: 617/985-1914

All other communications:

Members Capital Advisors, Inc.
Attn.: Private Placements
5910 Mineral Point Road
Madison, WI 53705-4456
Name of Nominee in which Notes are to be issued: Turnkeys & Co
Taxpayer I.D. Number: 03-0400481

DARDEN RESTAURANTS, INC.
1000 DARDEN CENTER DRIVE
ORLANDO, FLORIDA 32837

INFORMATION RELATING TO PURCHASERS

Name and Address of Purchaser	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED 2019 Notes 2024 Notes
CMFG Insurance Society, Inc.	None $2,000,000
5910 Mineral Point Road
Madison, WI 53705-4456

2024 Notes – Bond No.: R-8
All payments by wire transfer of immediately available funds to:

PH: 617/985-1914
ABA: 011000028
Bank: State Street Bank
Account Name: CUMIS INSURANCE SOCIETY, INC.
DDA #: 1658-736-2
REFERENCE FUND: ZT1i (Must be first 4 digits of reference section / Can include Nominee name here)
Nominee Name: TURNJETTY + CO*
CUMIS Insurance Society, Inc. TAX ID#: 39-0972608
TURNJETTY + CO TAX ID#: 02-0558136
UK Passport Treaty #: 13/C/62382/DTTP
with sufficient information to identify the source and application of such funds.

All notices of payments and written confirmations of such wire transfers:

Members Capital Advisors, Inc.
Attn.: Private Placements
5910 Mineral Point Road
Madison, WI 53705-4456

Delivery of the Notes:

STATE STREET BANK
DTC/NEW YORK WINDOW
ATTN: ROBERT MENDEZ
55 WATER STREET
PLAZA LEVEL - 3RD FLOOR
NEW YORK, NY 10041

All other communications:

Members Capital Advisors, Inc.
Attn.: Private Placements
5910 Mineral Point Road
Madison, WI 53705-4456
Name of Nominee in which Notes are to be issued: Turnjetty & Co
Taxpayer I.D. Number: 02-0558136

DARDEN RESTAURANTS, INC.
1000 DARDEN CENTER DRIVE
ORLANDO, FLORIDA 32837

INFORMATION RELATING TO PURCHASERS

Name and Address of Purchaser	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED 2019 Notes 2024 Notes
MODERN WOODMEN OF AMERICA 1701 First Avenue Rock Island, IL 61201 2019 Notes – Bond No.: R-4 2024 Notes – Bond No.: R-9	$4,000,000 $1,0000,000

All payments by wire transfer of immediately available funds to:

The Northern Trust Company
50 South LaSalle Street
Chicago, IL 60675
ABA No. 071-000-152
Account Name: Modern Woodmen of America
Account No. 84352
with sufficient information to identify the source and application of such funds.

All notices of payments and written confirmations of such wire transfers:

Modern Woodmen of America
Attn: Investment Accounting Department
1701 First Avenue
Rock Island, IL 61201
Fax: (309) 793-5688

Delivery of the Notes:

Aaron Birkland
Modern Woodmen of America
1701 First Avenue
Rock Island, IL 61201

All other communications:

Modern Woodmen of America
Attn: Investment Department
1701 First Avenue
Rock Island, IL 61201
investments@modern-woodmen.org
Fax: (309) 793-5574
Name of Nominee in which Notes are to be issued: None.
Taxpayer I.D. Number: 36-1493430

DARDEN RESTAURANTS, INC.
1000 DARDEN CENTER DRIVE
ORLANDO, FLORIDA 32837

INFORMATION RELATING TO PURCHASERS

Name and Address of Purchaser	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED 2019 Notes 2024 Notes
VANTIS LIFE INSURANCE COMPANY c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, MN 55101 2024 Notes – Bond No.: R-10	None $2,000,000
All payments by wire transfer of immediately available funds to:

Please contact Advantus Operations to securely obtain wire transfer instructions.
E-mail: AdvantusPrivates@advantuscapital.com
Phone: 651-665-5501

with sufficient information to identify the source and application of such funds.

All notices and communications:

All notices and statements should be sent electronically via Email to: privateplacements@advantuscapital.com. If Email is unavailable or if the Email is returned for any reason (including receipt of a message that the Email is undeliverable), such notice and statements should be sent to the following address:

  Vantis Life Insurance Company
   c/o Advantus Capital Management, Inc.
   400 Robert Street North
   St. Paul, MN 55101
 Attn: Client Administrator

Delivery of the Notes:

Intentionally Omitted

Name of Nominee in which Notes are to be issued: Intentionally Omitted Taxpayer I.D. Number: Intentionally Omitted

DARDEN RESTAURANTS, INC.
1000 DARDEN CENTER DRIVE
ORLANDO, FLORIDA 32837

INFORMATION RELATING TO PURCHASERS

Name and Address of Purchaser	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED 2019 Notes 2024 Notes
FARM BUREAU GENERAL INSURANCE COMPANY OF MICHIGAN c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, MN 55101 2024 Notes – Bond No.: R-11	None $1,000,000
All payments by wire transfer of immediately available funds to:

        Please contact Advantus Operations to securely obtain wire transfer instructions.
E-mail: AdvantusPrivates@advantuscapital.com
Phone: 651-665-5501
with sufficient information to identify the source and application of such funds.

All notices and communications:

All notices and statements should be sent electronically via Email to: privateplacements@advantuscapital.com. If Email is unavailable or if the Email is returned for any reason (including receipt of a message that the Email is undeliverable), such notice and statements should be sent to the following address:

  Farm Bureau Mutual Insurance Company of Michigan
   c/o Advantus Capital Management, Inc.
   400 Robert Street North
   St. Paul, MN 55101
 Attn: Client Administrator

Delivery of the Notes:

Intentionally Omitted

Name of Nominee in which Notes are to be issued: Intentionally Omitted Taxpayer I.D. Number: Intentionally Omitted

DARDEN RESTAURANTS, INC.
1000 DARDEN CENTER DRIVE
ORLANDO, FLORIDA 32837

INFORMATION RELATING TO PURCHASERS

Name and Address of Purchaser	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED 2019 Notes 2024 Notes
FARM BUREAU LIFE INSURANCE COMPANY OF MICHIGAN c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, MN 55101 2024 Notes – Bond No.: R-12	None $4,000,000

All payments by wire transfer of immediately available funds to:

Please contact Advantus Operations to securely obtain wire transfer instructions.
E-mail: AdvantusPrivates@advantuscapital.com
Phone: 651-665-5501
with sufficient information to identify the source and application of such funds.

All notices and communications:

All notices and statements should be sent electronically via Email to: privateplacements@advantuscapital.com. If Email is unavailable or if the Email is returned for any reason (including receipt of a message that the Email is undeliverable), such notice and statements should be sent to the following address:

  Farm Bureau Life Insurance Company of Michigan
   c/o Advantus Capital Management, Inc.
   400 Robert Street North
   St. Paul, MN 55101
 Attn: Client Administrator

Delivery of the Notes:

Intentionally Omitted

Name of Nominee in which Notes are to be issued: Intentionally Omitted Taxpayer I.D. Number: Intentionally Omitted

DARDEN RESTAURANTS, INC.
1000 DARDEN CENTER DRIVE
ORLANDO, FLORIDA 32837

INFORMATION RELATING TO PURCHASERS

Name and Address of Purchaser	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED 2019 Notes 2024 Notes
FARM BUREAU MUTUAL INSURANCE COMPANY OF MICHIGAN c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, MN 55101 2024 Notes – Bond No.: R-13	None $1,000,000
All payments by wire transfer of immediately available funds to:

Please contact Advantus Operations to securely obtain wire transfer instructions.
E-mail: AdvantusPrivates@advantuscapital.com
Phone: 651-665-5501

with sufficient information to identify the source and application of such funds.

All notices and communications:

All notices and statements should be sent electronically via Email to: privateplacements@advantuscapital.com. If Email is unavailable or if the Email is returned for any reason (including receipt of a message that the Email is undeliverable), such notice and statements should be sent to the following address:

  Farm Bureau Mutual Insurance Company of Michigan
   c/o Advantus Capital Management, Inc.
   400 Robert Street North
   St. Paul, MN 55101
 Attn: Client Administrator

Delivery of the Notes:

Intentionally Omitted

Name of Nominee in which Notes are to be issued: Intentionally Omitted Taxpayer I.D. Number: Intentionally Omitted

DARDEN RESTAURANTS, INC.
1000 DARDEN CENTER DRIVE
ORLANDO, FLORIDA 32837

INFORMATION RELATING TO PURCHASERS

Name and Address of Purchaser	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED 2019 Notes 2024 Notes
MTL INSURANCE COMPANY c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, MN 55101 2024 Notes – Bond No.: R-14	None $1,000,000
All payments by wire transfer of immediately available funds to:

Please contact Advantus Operations to securely obtain wire transfer instructions.
E-mail: AdvantusPrivates@advantuscapital.com
Phone: 651-665-5501

All notices and communications:

All notices and statements should be sent electronically via Email to: privateplacements@advantuscapital.com. If Email is unavailable or if the Email is returned for any reason (including receipt of a message that the Email is undeliverable), such notice and statements should be sent to the following address:

  MTL Insurance Company
   c/o Advantus Capital Management, Inc.
   400 Robert Street North
   St. Paul, MN 55101
 Attn: Client Administrator

Delivery of the Notes:

Intentionally Omitted

Name of Nominee in which Notes are to be issued: Intentionally Omitted Taxpayer I.D. Number: Intentionally Omitted

DARDEN RESTAURANTS, INC.
1000 DARDEN CENTER DRIVE
ORLANDO, FLORIDA 32837

INFORMATION RELATING TO PURCHASERS

Name and Address of Purchaser	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED 2019 Notes 2024 Notes
CATHOLIC UNITED FINANCIAL c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, MN 55101 2024 Notes – Bond No.: R-15	None $1,000,000
All payments by wire transfer of immediately available funds to:

Please contact Advantus Operations to securely obtain wire transfer instructions.
E-mail: AdvantusPrivates@advantuscapital.com
Phone: 651-665-5501
with sufficient information to identify the source and application of such funds.

All notices and communications:

All notices and statements should be sent electronically via Email to: privateplacements@advantuscapital.com. If Email is unavailable or if the Email is returned for any reason (including receipt of a message that the Email is undeliverable), such notice and statements should be sent to the following address:

  Catholic United Financial
   c/o Advantus Capital Management, Inc.
   400 Robert Street North
   St. Paul, MN 55101
 Attn: Client Administrator

Delivery of the Notes:

Intentionally Omitted

Name of Nominee in which Notes are to be issued: Intentionally Omitted Taxpayer I.D. Number: Intentionally Omitted

DARDEN RESTAURANTS, INC.
1000 DARDEN CENTER DRIVE
ORLANDO, FLORIDA 32837

INFORMATION RELATING TO PURCHASERS

Name and Address of Purchaser	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED 2019 Notes 2024 Notes
AMERICAN FIDELITY ASSURANCE CO. c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, MN 55101 2019 Notes – Bond No.: R-5	$2,250,000 None
All payments by wire transfer of immediately available funds to:

Please contact Advantus Operations to securely obtain wire transfer instructions.
E-mail: AdvantusPrivates@advantuscapital.com
Phone: 651-665-5501
with sufficient information to identify the source and application of such funds.

All notices and communications:

All notices and statements should be sent electronically via Email to: privateplacements@advantuscapital.com. If Email is unavailable or if the Email is returned for any reason (including receipt of a message that the Email is undeliverable), such notice and statements should be sent to the following address:

  American Fidelity Assurance Co.
   c/o Advantus Capital Management, Inc.
   400 Robert Street North
   St. Paul, MN 55101
 Attn: Client Administrator

Delivery of the Notes:

Intentionally Omitted

Name of Nominee in which Notes are to be issued: Intentionally Omitted Taxpayer I.D. Number: Intentionally Omitted

DARDEN RESTAURANTS, INC.
1000 DARDEN CENTER DRIVE
ORLANDO, FLORIDA 32837

INFORMATION RELATING TO PURCHASERS

Name and Address of Purchaser	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED 2019 Notes 2024 Notes
AMERICAN REPUBLIC INSURANCE COMPANY c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, MN 55101 2019 Notes – Bond No.: R-6	$750,000 None
All payments by wire transfer of immediately available funds to:

Please contact Advantus Operations to securely obtain wire transfer instructions.
E-mail: AdvantusPrivates@advantuscapital.com
Phone: 651-665-5501
with sufficient information to identify the source and application of such funds.

All notices and communications:

All notices and statements should be sent electronically via Email to: privateplacements@advantuscapital.com. If Email is unavailable or if the Email is returned for any reason (including receipt of a message that the Email is undeliverable), such notice and statements should be sent to the following address:

 American Republic Insurance Company
   c/o Advantus Capital Management, Inc.
   400 Robert Street North
   St. Paul, MN 55101
 Attn: Client Administrator

Delivery of the Notes:

Intentionally Omitted

Name of Nominee in which Notes are to be issued: Intentionally Omitted Taxpayer I.D. Number: Intentionally Omitted

DARDEN RESTAURANTS, INC.
1000 DARDEN CENTER DRIVE
ORLANDO, FLORIDA 32837

INFORMATION RELATING TO PURCHASERS

Name and Address of Purchaser	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED 2019 Notes 2024 Notes
MUTUAL OF OMAHA INSURANCE COMPANY	None $3,000,000
Mutual of Omaha Plaza
Omaha, NE 68175-1011

2024 Notes – Bond No.: R-16

All payments by wire transfer of immediately available funds to:

JPMorgan Chase Bank
  ABA #021000021
  Private Income Processing
  For credit to:
Mutual of Omaha Insurance Company
Account #900-9000200
a/c: G07096
Cusip/PPN: 237194 A#2
Interest Amount:
Principal Amount:
with sufficient information to identify the source and application of such funds.

All notices of payments and written confirmations of such wire transfers:

JPMorgan Chase Bank
14201 Dallas Parkway – 13th Floor
Dallas, TX 75254-2917
Attn: Income Processing
a/c: G07096

Delivery of the Notes:

JPMorgan Chase Bank
4 Chase Metrotech Center, 3rd Floor
Brooklyn, NY 11245-0001
Attention: Physical Receive Department
Account # G07096

All other communications:

4 - Investment Accounting
Mutual of Omaha Insurance Company
Mutual of Omaha Plaza
Omaha, NE 68175-1011

Name of Nominee in which Notes are to be issued: None.
Taxpayer I.D. Number: 47-0246511

DARDEN RESTAURANTS, INC.
1000 DARDEN CENTER DRIVE
ORLANDO, FLORIDA 32837

INFORMATION RELATING TO PURCHASERS

Name and Address of Purchaser	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED 2019 Notes 2024 Notes
UNITED OF OMAHA LIFE INSURANCE COMPANY	None $7,000,000
Mutual of Omaha Plaza
Omaha, NE 68175-1011

2024 Notes – Bond No.: R-17

All payments by wire transfer of immediately available funds to:

JPMorgan Chase Bank
ABA #021000021
Private Income Processing
For credit to:
United of Omaha Life Insurance Company
Account #900-9000200
a/c: G07097
Cusip/PPN: 237194 A#2
Interest Amount:
Principal Amount:
with sufficient information to identify the source and application of such funds.

All notices of payments and written confirmations of such wire transfers:

JPMorgan Chase Bank
14201 Dallas Parkway – 13th Floor
Dallas, TX 75254-2917
Attn: Income Processing
a/c: G07097

Delivery of the Notes:

JPMorgan Chase Bank
4 Chase Metrotech Center, 3rd Floor
Brooklyn, NY 11245-0001
Attention: Physical Receive Department
Account # G07097

All other communications:

4 - Investment Accounting
United of Omaha Life Insurance Company
Mutual of Omaha Plaza
Omaha, NE 68175-1011
Name of Nominee in which Notes are to be issued: None.
Taxpayer I.D. Number: 47- 0322111

DARDEN RESTAURANTS, INC.
1000 DARDEN CENTER DRIVE
ORLANDO, FLORIDA 32837

INFORMATION RELATING TO PURCHASERS

Name and Address of Purchaser	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED 2019 Notes 2024 Notes
Phoenix Life Insurance Company	None $3,000,000
One American Row
Hartford, CT 06102

2024 Notes – Bond No.: R-18

All payments by wire transfer of immediately available funds to:

Phoenix Life Insurance Company - $3,000,000 JP Morgan Chase New York, NY ABA 021 000 021 Account Name: Income Processing Account Number: 900 9000 200
Reference: Phoenix Life Insurance, G05123, Darden Restaurants
with sufficient information to identify the source and application of such funds.

All notices of payments and written confirmations of such wire transfers:

Phoenix Life Insurance Company
One American Row
Private Placement Department H-2W
Hartford, CT 06102

Delivery of the Notes:

Phoenix Life Insurance Company
Attn: Brad Buck
One American Row
Hartford, CT 06102

All other communications: Phoenix Life Insurance Company One American Row Hartford, CT 06102 Attention: Brad Buck Name of Nominee in which Notes are to be issued: None. Taxpayer I.D. Number: 06-0493340

DARDEN RESTAURANTS, INC.
1000 DARDEN CENTER DRIVE
ORLANDO, FLORIDA 32837

INFORMATION RELATING TO PURCHASERS

Name and Address of Purchaser	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED 2019 Notes 2024 Notes
Phoenix Life Insurance Company	None $1,000,000
One American Row
Hartford, CT 06102

2024 Notes – Bond No.: R-19

All payments by wire transfer of immediately available funds to:

Phoenix Life Insurance Company - $1,000,000 JP Morgan Chase New York, NY ABA 021 000 021 Account Name: Income Processing Account Number: 900 9000 200
Reference: Phoenix Life Insurance, G09516, Darden Restaurants
with sufficient information to identify the source and application of such funds.

All notices of payments and written confirmations of such wire transfers:

  Phoenix Life Insurance Company
  One American Row
  Private Placement Department H-2W
Hartford, CT 06102

Delivery of the Notes:

Phoenix Life Insurance Company
Attn: Brad Buck
One American Row
Hartford, CT 06102

All other communications: Phoenix Life Insurance Company One American Row Hartford, CT 06102 Attention: Brad Buck Name of Nominee in which Notes are to be issued: None. Taxpayer I.D. Number: 06-0493340

DARDEN RESTAURANTS, INC.
1000 DARDEN CENTER DRIVE
ORLANDO, FLORIDA 32837

INFORMATION RELATING TO PURCHASERS

Name and Address of Purchaser	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED 2019 Notes 2024 Notes
Phoenix Life Insurance Company	None $1,000,000
One American Row
Hartford, CT 06102

2024 Notes – Bond No.: R-20
All payments by wire transfer of immediately available funds to:

Phoenix Life Insurance Company - $1,000,000 JP Morgan Chase New York, NY ABA 021 000 021 Account Name: Income Processing Account Number: 900 9000 200
Reference: Phoenix Life Insurance, G05689, Darden Restaurants
with sufficient information to identify the source and application of such funds.

All notices of payments and written confirmations of such wire transfers:

 Phoenix Life Insurance Company
 One American Row
 Attn: Brad Buck
 Hartford, CT 06102

Delivery of the Notes:

Phoenix Life Insurance Company
Attn: Brad Buck
One American Row
Hartford, CT 06102

All other communications:

      Phoenix Life Insurance Company
      One American Row
      Hartford, CT 06102
      Private Placement Department H-2W
Name of Nominee in which Notes are to be issued: None.
Taxpayer I.D. Number: 06-0493340

DARDEN RESTAURANTS, INC.
1000 DARDEN CENTER DRIVE
ORLANDO, FLORIDA 32837

INFORMATION RELATING TO PURCHASERS

Name and Address of Purchaser	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED 2019 Notes 2024 Notes
PHL Variable Insurance Company	None $1,000,000
One American Row
Hartford, CT 06102

2024 Notes – Bond No.: R-21

All payments by wire transfer of immediately available funds to:

PHL Variable Insurance Company - $1,000,000 JP Morgan Chase New York, NY ABA 021 000 021 Account Name: Income Processing Account Number: 900 9000 200
Reference: Phoenix Variable, G09389, Darden Restaurants
with sufficient information to identify the source and application of such funds.

All notices of payments and written confirmations of such wire transfers:

 Phoenix Life Insurance Company
Attn: Brad Buck
One American Row
Hartford, CT 06102

Delivery of the Notes:

Phoenix Life Insurance Company
Attn: Brad Buck
One American Row
Hartford, CT 06102

All other communications:

Phoenix Life Insurance Company
One American Row
Hartford, CT 06102
Private Placement Department H-2W
Name of Nominee in which Notes are to be issued: None.
Taxpayer I.D. Number: 06-1045829

DARDEN RESTAURANTS, INC.
1000 DARDEN CENTER DRIVE
ORLANDO, FLORIDA 32837

INFORMATION RELATING TO PURCHASERS

Name and Address of Purchaser	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED 2019 Notes 2024 Notes
PHL Variable Insurance Company	None $4,000,000
One American Row
Hartford, CT 06102

2024 Notes – Bond No.: R-22
All payments by wire transfer of immediately available funds to:

PHL Variable Insurance Company - $4,000,000 JP Morgan Chase New York, NY ABA 021 000 021 Account Name: Income Processing Account Number: 900 9000 200
Reference: Phoenix Variable, G11923, Darden Restaurants
with sufficient information to identify the source and application of such funds.

All notices of payments and written confirmations of such wire transfers:

  Phoenix Life Insurance Company
  One American Row
  Private Placement Department H-2W
Hartford, CT 06102

Delivery of the Notes:

Phoenix Life Insurance Company
Attn: Brad Buck
One American Row
Hartford, CT 06102

All other communications: Phoenix Life Insurance Company One American Row Hartford, CT 06102 Attention: Brad Buck Name of Nominee in which Notes are to be issued: None. Taxpayer I.D. Number: 06-1045829

DARDEN RESTAURANTS, INC.
1000 DARDEN CENTER DRIVE
ORLANDO, FLORIDA 32837

INFORMATION RELATING TO PURCHASERS

Name and Address of Purchaser	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED 2019 Notes 2024 Notes
LIFE INSURANCE COMPANY OF THE SOUTHWEST c/o National Life Insurance Company National Life Drive Montpelier, VT 05604	$8,000,000 None
2019 Notes – Bond No.: R-7

All payments by \wire transfer of immediately available funds to:

JP MORGAN CHASE
NEW YORK, NEW YORK 10010
ABA #: 021000021
ACCT #: G06475

with sufficient information to identify the source and application of such funds.

All notices of payments and written confirmations of such wire transfers:

National Life Insurance Company
National Life Drive
Montpelier, VT 05604
Attention: Private Placements

Delivery of the Notes:

National Life Insurance Company
National Life Drive
Montpelier, VT 05604
Attention: R. Scott Higgins

All other communications:

National Life Insurance Company
National Life Drive
Montpelier, VT 05604
Attention: Private Placements
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number: 75-0953004

DARDEN RESTAURANTS, INC.
1000 DARDEN CENTER DRIVE
ORLANDO, FLORIDA 32837

INFORMATION RELATING TO PURCHASERS

Name and Address of Purchaser	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED 2019 Notes 2024 Notes
The Ohio National Life Insurance Company	None $5,000,000
Post Office Box 237
Cincinnati, OH 45201

2024 Notes – Bond No.: R-23

All payments by wire transfer of immediately available funds to:

U.S. Bank N.A. (ABA #042-000013)
5th & Walnut Streets
Cincinnati, OH 45202
For credit to The Ohio National Life
Insurance Company's Account No. 910-275-7

with sufficient information to identify the source and application of such funds.

All notices of payments and written confirmations of such wire transfers:

THE OHIO NATIONAL LIFE INSURANCE COMPANY
Post Office Box 237
Cincinnati, OH 45201

Delivery of the Notes:

The Ohio National Life Insurance Company
One Financial Way
Cincinnati, OH 45242
Attention: Investment Department

All other communications:

The Ohio National Life Insurance Company
One Financial Way
Cincinnati, OH 45242
Attention: Investment Department
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number: 31-0397080

DARDEN RESTAURANTS, INC.
1000 DARDEN CENTER DRIVE
ORLANDO, FLORIDA 32837

INFORMATION RELATING TO PURCHASERS

Name and Address of Purchaser	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED 2019 Notes 2024 Notes
Ohio National Life Assurance Corporation	None $3,000,000
Post Office Box 237
Cincinnati, OH 45201

2024 Notes – Bond No.: R-24
All payments by wire transfer of immediately available funds to:

U.S. Bank N.A. (ABA #042-000013)
5th & Walnut Streets
Cincinnati, OH 45202
For credit to Ohio National Life
Assurance Corporation's Account No. 865-215-8
with sufficient information to identify the source and application of such funds.

All notices of payments and written confirmations of such wire transfers:

OHIO NATIONAL LIFE ASSURANCE CORPORATION
Post Office Box 237
Cincinnati, OH 45201

Delivery of the Notes:

Ohio National Life Assurance Corporation
One Financial Way
Cincinnati, OH 45242
Attention: Investment Department

All other communications:

Ohio National Life Assurance Corporation
One Financial Way
Cincinnati, OH 45242
Attention: Investment Department
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number: No.: 31-0962495

DARDEN RESTAURANTS, INC.
1000 DARDEN CENTER DRIVE
ORLANDO, FLORIDA 32837

INFORMATION RELATING TO PURCHASERS

Name and Address of Purchaser	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED 2019 Notes 2024 Notes
Jackson National Life Insurance Company	$8,000,000 None
One Corporate Way
Lansing, MI 4895

2019 Notes – Bond No.: R-8

All payments by wire transfer of immediately available funds to:

The Bank of New York
ABA # 021-000-018
BNF Account #: IOC566
FBO: JNL A/C # 187242
Ref: CUSIP / PPN, Description, and Breakdown (P&I)
with sufficient information to identify the source and application of such funds.

All notices of payments and written confirmations of such wire transfers:

Jackson National Life Insurance Company
C/O The Bank of New York
Attn: P&I Department
P. O. Box 19266
Newark, New Jersey 07195
Phone: (718) 315-3035, Fax: (718) 315-3076

Delivery of the Notes:

The Bank of New York
Special Processing – Window A
One Wall Street, 3rd Floor
New York, NY 10286
Ref: JNL – JNL ELI, A/C # 187242

All other communications:

PPM America, Inc.
225 West Wacker Drive, Suite 1200
Chicago, IL 60606-1228
Attn: Private Placements – Luke Stifflear

With a copy to:

Jackson National Life Insurance Company
One Corporate Way
Lansing, MI 48951
Attn: Investment Accounting – Mark Stewart
Name of Nominee in which Notes are to be issued: None.
Taxpayer I.D. Number: 38-1659835

DARDEN RESTAURANTS, INC.
1000 DARDEN CENTER DRIVE
ORLANDO, FLORIDA 32837

INFORMATION RELATING TO PURCHASERS

Name and Address of Purchaser	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED 2019 Notes 2024 Notes
Ameritas Life Insurance Corp.	$2,000,000 $500,000
390 North Cotner Blvd.
Lincoln, NE 68505

2019 Notes – Bond No.: R-9
2024 Notes – Bond No.: R-25

All payments by wire transfer of immediately available funds to:
JPMorgan Chase Bank
ABA #021-000-021
DDA Clearing Account: 9009002859
Further Credit - Custody Fund P72220 for Ameritas Life Insurance Corp.
Reference:     CUSIP; Issue name and source/application of funds (P&I, etc.)
with sufficient information to identify the source and application of such funds.

All notices of payments and written confirmations of such wire transfers:

Ameritas Life Insurance Corp.
Summit Investment Partners
390 North Cotner Blvd.
Lincoln, NE 68505

Delivery of the Notes:

  JPMorgan Chase Bank, N.A.
4 Chase Metrotech Center, 3rd Floor
Brooklyn, NY 11245-0001
ATTN: Physical Receive Department
REF: Account P72220
REF: Ameritas Life Insurance Corp.

All other communications:

Ameritas Life Insurance Corp.
Summit Investment Partners
390 North Cotner Blvd.
      Lincoln, NE 68505
Name of Nominee in which Notes are to be issued: CUDD & CO.
Taxpayer I.D. Number: 47-0098400

DARDEN RESTAURANTS, INC.
1000 DARDEN CENTER DRIVE
ORLANDO, FLORIDA 32837

INFORMATION RELATING TO PURCHASERS

Name and Address of Purchaser	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED 2019 Notes 2024 Notes
Acacia Life Insurance Company	$1,000,000 $500,000
390 North Cotner Blvd.
Lincoln, NE 685

2019 Notes – Bond No.: R-10
2024 Notes – Bond No.: R-26

All payments by wire transfer of immediately available funds to:

JPMorgan Chase Bank
ABA #021-000-021
DDA Clearing Account: 9009002859
Further Credit - Custody Fund P72216 for Acacia Life Insurance Company
Reference: CUSIP; Issue name and source/application of funds (P&I, etc.)
with sufficient information to identify the source and application of such funds.

All notices of payments and written confirmations of such wire transfers:

  Acacia Life Insurance Company
Summit Investment Partners
390 North Cotner Blvd.
Lincoln, NE 68505

Delivery of the Notes:

JPMorgan Chase Bank, N.A.
4 Chase Metrotech Center, 3rd Floor
Brooklyn, NY 11245-0001
ATTN: Physical Receive Department
REF: Account P72216
  REF: Acacia Life Insurance Corp

All other communications:

  Acacia Life Insurance Company
Summit Investment Partners
390 North Cotner Blvd.
Lincoln, NE 68505
Name of Nominee in which Notes are to be issued: CUDD & CO
Taxpayer I.D. Number:53-0022880

DARDEN RESTAURANTS, INC.
1000 DARDEN CENTER DRIVE
ORLANDO, FLORIDA 32837

INFORMATION RELATING TO PURCHASERS

Name and Address of Purchaser	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED 2019 Notes 2024 Notes
The Union Central Life Insurance Company	$3,000,000 $1,000,000
c/o Summit Investment Advisors, Inc.
390 North Cotner Blvd.
Lincoln, NE 685

2019 Notes – Bond No.: R-11
2024 Notes – Bond No.: R-27
All payments by wire transfer of immediately available funds to:

JPMorgan Chase Bank
  ABA #021-000-021
  DDA Clearing Account: 9009002859
  Further Credit – Custody Fund P72228 (The Union Central     Life Insurance                                                 Company)                    Reference: CUSIP; Issue name and source/application of funds
 Reference: CUSIP; Issue name and source/application of funds with sufficient information to identify the source and application of such funds.

All notices of payments and written confirmations of such wire transfers:

The Union Central Life Insurance Company
1876 Waycross Rd
Cincinnati, Ohio 45240
Attention: Treasury Department

Delivery of the Notes:

JPMorgan Chase Bank, N.A.
4 Chase Metrotech Center, 3rd Floor
Brooklyn, NY 11245-0001
ATTN: Physical Receive Department
REF: Account P72228
REF: The Union Central Life Insurance Company

All other communications:

The Union Central Life Insurance Company
c/o Summit Investment Partners
390 North Cotner Blvd.
Lincoln, NE 68505

Name of Nominee in which Notes are to be issued: CUDD & CO
Taxpayer I.D. Number: 31-0472910

DARDEN RESTAURANTS, INC.
1000 DARDEN CENTER DRIVE
ORLANDO, FLORIDA 32837

INFORMATION RELATING TO PURCHASERS

Name and Address of Purchaser	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED 2019 Notes 2024 Notes
Country Mutual Insurance Company	$2,000,000 None
1705 N Towanda Avenue
Bloomington, IL 61702

2019 Notes – Bond No.: R-12
All payments by wire transfer of immediately available funds to:

Northern Trust Chgo/Trust
ABA Number 071000152
Wire Account Number 5186041000
For Further Credit to: 26-02698
Account Name:  Country Mutual Insurance Company
Representing P & I on (list security) [BANK]
         with sufficient information to identify the source and application of such funds.

All notices of payments and written confirmations of such wire transfers:

Country Mutual Insurance Company
Attention: Investment Accounting
1705 N Towanda Avenue
Bloomington, IL 61702
Tel: (309) 821-6348

Delivery of the Notes:

The Northern Trust Company
Trade Securities Processing
C1N
801 South Canal Street
Attn: 26-02698/Country Mutual Insurance Company
Chicago, IL 60607
Include Acct # and Name in cover letter as well.

All other communications:

Country Mutual Insurance Company
Attention: Investments
1705 N Towanda Avenue
Bloomington, IL 61702
Tel: (309) 821-6260
Fax: (309) 821-6301
PrivatePlacements@countryfinancial.com
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number: 37-0807507

DARDEN RESTAURANTS, INC.
1000 DARDEN CENTER DRIVE
ORLANDO, FLORIDA 32837

INFORMATION RELATING TO PURCHASERS

Name and Address of Purchaser	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED 2019 Notes 2024 Notes
Country Life Insurance Company	$2,000,000 $2,000,000
1705 N Towanda Avenue
Bloomington, IL 61702

2019 Notes – Bond No.: R-13
2024 Notes – Bond No.: R-28

All payments by wire transfer of immediately available funds to:

Northern Trust Chgo/Trust
ABA Number 071000152
Wire Account Number 5186041000
For Further Credit to: 26-02712
Account Name:  Country Life Insurance Company
Representing P & I on (list security) [BANK]
with sufficient information to identify the source and application of such funds.

All notices of payments and written confirmations of such wire transfers:

Country Life Insurance Company
Attention: Investment Accounting
1705 N Towanda Avenue
Bloomington, IL 61702
Tel: (309) 821-6348

Delivery of the Notes:

The Northern Trust Company
Trade Securities Processing
C1N
801 South Canal Street
Attn: 26-02712/Country Life Insurance Company
Chicago, IL 60607
Include Acct # and Name in cover letter as well.

All other communications:

Country Life Insurance Company
Attention: Investments
1705 N Towanda Avenue
Bloomington, IL 61702
Tel: (309) 821-6260
Fax: (309) 821-6301
PrivatePlacements@countryfinancial.com
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number: 37-0808781

DARDEN RESTAURANTS, INC.
1000 DARDEN CENTER DRIVE
ORLANDO, FLORIDA 32837

INFORMATION RELATING TO PURCHASERS

Name and Address of Purchaser	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED 2019 Notes 2024 Notes
ASSURITY LIFE INSURANCE COMPANY 2000 Q Street Lincoln, NE 68503 2019 Notes – Bond No.: R-14 2024 Notes – Bond No.: R-29	$2,000,000 $3,000,000
All payments by wire transfer of immediately available funds to:

US BANK NATIONAL ASSOCIATION
13th & M Streets
Lincoln NE 68508
ABA No. 104000029
Account of: Assurity Life Insurance Company
General Fund Account: 1-494-0092-9092
with sufficient information to identify the source and application of such funds.

All notices of payments and written confirmations of such wire transfers:

Assurity Life Insurance Company
2000 Q Street
Lincoln, NE 68503
Attention: Investment Division
Fax: (402) 458-2170
Phone: (402) 437-3682

Delivery of the Notes:

Assurity Life Insurance Company
2000 Q Street
Lincoln, NE 68503
Attention: Victor Weber

All other communications: Assurity Life Insurance Company 2000 Q Street P.O. Box 82533 Lincoln, NE 68501-2533 Name of Nominee in which Notes are to be issued: None. Taxpayer I.D. Number: 38-1843471

DARDEN RESTAURANTS, INC.
1000 DARDEN CENTER DRIVE
ORLANDO, FLORIDA 32837

INFORMATION RELATING TO PURCHASERS

Name and Address of Purchaser	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED 2019 Notes 2024 Notes
Southern Farm Bureau Life Insurance Company	$3,000,000 None
1401 Livingston Lane
Jackson, MS 39213
Attn: Investment Department

2019 Notes – Bond No.: R-15

All payments by wire transfer of immediately available funds to:
State Street Bank and Trust Company
Boston, MA 02101
ABA #011000028
For further credit to:    Southern Farm Bureau Life Insurance Company, DDA #59848127
Account #EQ83
with sufficient information to identify the source and application of such funds.

All notices of payments and written confirmations of such wire transfers:

Investment Department
Southern Farm Bureau Life Insurance Company
P. O. Box 78
Jackson, MS 39205
Attn: Investment Department

or by overnight delivery to:
1401 Livingston Lane
Jackson, MS 39213

Delivery of the Notes:

Shirley Anderson
Southern Farm Bureau Life Insurance Company
1401 Livingston Lane
Jackson, MS 39213

Name of Nominee in which Notes are to be issued: None. Taxpayer I.D. Number: 64-0283583

DEFINED TERMS
As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:
“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any Person of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.
“Asset Disposition” means any Transfer except :
(a)    any
(i)        Transfer from a Subsidiary to the Company or a Wholly-Owned Subsidiary;
(ii)        Transfer from the Company to a Wholly-Owned Subsidiary; and
(iii)    Transfer from the Company to a Subsidiary (other than a Wholly-Owned Subsidiary) or from a Subsidiary to another Subsidiary, which in either case is for Fair Market Value, so long as immediately before and immediately after the consummation of any such Transfer and after giving effect thereto, no Default or Event of Default exists; and
(b)    any Transfer made in the ordinary course of business and involving only property that is either (i) inventory held for sale or (ii) equipment, fixtures, supplies or materials no longer required in the operation of the business of the Company or any of its Subsidiaries or that is obsolete.

“Bank Credit Agreement” means the $750,000,000 Credit Agreement, dated as of October 3, 2011, among the Company, certain lenders party thereto and Bank of America, N.A., as administrative agent, as amended, restated, supplemented or otherwise modified from time to time, and any replacement or successor agreement or agreements thereto, and any other bank credit facility of the Company providing for borrowings by or other extensions of credit to the Company of at least $200,000,000.
“Blocked Person” is defined in Section 5.16(a).
“Business Day” means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.
“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.
“Change in Control” means, an event or series of events by which:
(a)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” within the meaning of the Exchange Act, directly or indirectly, of 50% or more of the outstanding equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company; or
(b)    during any period of 24 consecutive months, a majority of the seats (other than vacant seats) of the Board of Directors of the Company shall be occupied by individuals who were not (i) members of the Board of Directors of the Company on the first day of such period, (ii) elected or nominated by the Board of Directors of the Company or (iii) elected or nominated by directors elected or nominated as referred to in clauses (i) and (ii) above.
“Closing” is defined in Section 3.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Company” means Darden Restaurants, Inc., a Florida corporation or any successor that becomes such in the manner prescribed in Section 10.2.
“Confidential Information” is defined in Section 20.
“Consolidated Capitalized Lease Obligations” means, at any date of determination, the aggregate capitalized amount of obligations of the Company and its Subsidiaries under Capital Leases on such date, determined on a consolidated basis in accordance with GAAP.
“Consolidated Indebtedness” means, at any date of determination, Indebtedness of the Company and its consolidated Subsidiaries on such date, determined on a consolidated basis in accordance with GAAP.
“Consolidated Operating Lease Obligations” means, at any date of determination, the aggregate amount of lease and rental commitments (in the minimum amount required by the applicable lease or rental agreements) of the Company and its Subsidiaries for the most recently ended period of four consecutive fiscal quarters, on a consolidated basis (such consolidation to be in accordance with GAAP), which are not classified as Consolidated Capitalized Lease Obligations hereunder.
“Consolidated Tangible Net Worth” means at any date Stockholders’ Equity minus the Intangible Assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.
“Consolidated Total Assets” means the net book value of all assets of the Company and its Subsidiaries reflected on the consolidated balance sheet of the Company and its Subsidiaries, as determined on a consolidated basis in accordance with GAAP.
“Consolidated Total Debt” means, at any date of determination, the sum of (a) Consolidated Indebtedness on such date plus (b) Excess Letter of Credit Obligations on such date plus (c) the product of (i) 6.25 multiplied by (ii) Consolidated Operating Lease Obligations on such date.
“Consolidated Total Debt to Capitalization Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Debt to (b) the sum of (i) Stockholders’ Equity plus (ii) Consolidated Total Debt.
“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.
“Default Rate” means, with respect to the Notes of any series, that rate of interest that is 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes of such series.
“Disclosure Document” is defined in Section 5.3.
“Disposition Value” means, at any time, with respect to any property
(a)    in the case of property that does not constitute Subsidiary Stock, the book value thereof, valued at the time of such disposition in good faith by the Company, and
(b)    in the case of property that constitutes Subsidiary Stock, an amount equal to that percentage of book value of the assets of the Subsidiary that issued such stock as is equal to the percentage that the book value of such Subsidiary Stock represents of the book value of all of the outstanding capital stock of such Subsidiary (assuming, in making such calculations, that all Securities convertible into such capital stock are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the disposition thereof, in good faith by the Company.
“Electronic Delivery” is defined in Section 7.1(a).
“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.
“Event of Default” is defined in Section 11.

“Excess Letter of Credit Obligations” means, at any time, the amount by which (a) all unpaid reimbursement obligations and all amounts available to be drawn under all letters of credit (including under its primary credit facility) of the Company and its Subsidiaries on a consolidated basis exceed (b) $150,000,000.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“Fair Market Value” means, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).
“Financial Covenant” is defined in Section 10.6(b).
“Form 10-K” is defined in Section 7.1(b).
“Form 10-Q” is defined in Section 7.1(a).
“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.
“Governmental Authority” means
(a)    the government of
(i)        the United States of America or any State or other political subdivision thereof, or
(ii)        any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or
(b)    any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.
“Guarantee” means, as to any Person, any obligation, contingent or otherwise, of such

Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness of the payment of such Indebtedness, or (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness. The term “Guarantee” as a verb has a corresponding meaning.
“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.
“holder” means, with respect to any Note the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.
“Indebtedness” means, as of any date of determination, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including obligations under the Bank Credit Agreement and obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments), (b) all direct obligations arising under letters of credit, bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (c) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (d) all Consolidated Capitalized Lease Obligations, (e) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (d) above of Persons other than the Company or any Subsidiary (the amount of such Guarantees to be determined in accordance with GAAP), and (f) all Indebtedness of the types referred to in clauses (a) through (e) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Company or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Company or any such Subsidiary.
“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the

Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.
“Intangible Asset” means any assets of the Company and its Subsidiaries that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.
“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).
“Make-Whole Amount” is defined in Section 8.6.
“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.
“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.
“Material Subsidiary” means each Subsidiary of the Company listed in Schedule 5.4 as a “Material Subsidiary,” and each other Subsidiary that the Company includes in Exhibit 21 of its Annual Reports on Form 10-K pursuant to Item 601(b)(21) of Regulation S-K under the Exchange Act.
“Memorandum” is defined in Section 5.3.
“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).
“NAIC” means the National Association of Insurance Commissioners or any successor thereto.
“Notes” is defined in Section 1.
“OFAC” is defined in Section 5.16(a).
“OFAC Sanctions Program” means all laws, regulations, Executive Orders and any economic or trade sanction that OFAC is responsible for administering and enforcing, including, without limitation 31 CFR Subtitle B, Chapter V, as amended, along with any enabling legislation; the Bank Secrecy Act; Trading with the Enemy Act; and any similar laws, regulations or orders adopted by any State within the United States. A list of economic and trade sanctions administered by OFAC may be found at http://www.ustreas.gov/offices/enforcement/ofac/programs/.
“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.
“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.
“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.
“Preferred Stock” means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.
“Priority Debt” means, without duplication, the sum of (a) all Indebtedness of the Company secured by any Lien (other than Indebtedness secured by Liens permitted by clauses (a) through (m) of Section 10.4) with respect to any property owned by the Company or of any of its Subsidiaries and (b) all Indebtedness of Subsidiaries (except (i) Indebtedness held by the Company or a Wholly-Owned Subsidiary and (ii) Subsidiary Guarantees delivered by a Subsidiary pursuant to Section 9.7 of this Agreement, and so long as such Subsidiary Guarantees are in effect, the Guarantees by such Subsidiary with respect to the Bank Credit Agreement giving rise to the obligation to deliver such Subsidiary Guarantees pursuant to Section 9.7).
“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.
“PTE” is defined in Section 6.2(a).
“Purchaser” is defined in the first paragraph of this Agreement.
“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.
“Related Fund” means, with respect to any holder of any Note, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.
“Required Holders” means, at any time, with respect to each series of Notes, the holders of more than 50% in principal amount of the Notes of each series at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).
“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.
“SEC” shall mean the Securities and Exchange Commission of the United States, or any successor thereto.
“Securities” or “Security” shall have the meaning specified in Section 2(1) of the Securities Act.
“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“Signing Date” means the date of the execution and delivery of this Agreement by the parties to this Agreement.
“Stockholder’s Equity” means, at any time, the shareholders’ equity of the Company and its consolidated Subsidiaries, as set forth or reflected on the most recent consolidated balance sheet of the Company and its consolidated Subsidiaries prepared in accordance with GAAP.
“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.
“Subsidiary Guarantee” is defined in Section 9.7.
“Subsidiary Guarantor” is defined in Section 9.7.
"Subsidiary Stock" means, with respect to any Person, the stock (or any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock) of any Subsidiary of such Person.
“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.
“Transfer” means, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including, without limitation, Subsidiary Stock.
“USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Wholly-Owned Subsidiary” means as of any date a Subsidiary of a Person with respect to which all the outstanding equity securities entitled to vote in the election of the Board of Directors or managers (or other persons performing similar function) of such Subsidiary (other than director’s qualifying shares or similar equity interests, shares or interests held by other Persons in connection with requirements under liquor licensing laws or regulations and preferred equity interests in real estate investment trusts that are otherwise wholly-owned) are directly or indirectly beneficially owned by such Person on such date.

Disclosure Materials

1.	Private Placement Memorandum dated May 2012

2. Financial Statements referred to in Schedule 5.5

3. Annual Report of the Company on Form 10-K for the fiscal year ended May 29, 2011.

4. Quarterly Reports of the Company on Form 10-Q for the quarters ended August 28,     2011, November 27, 2011 and February 26, 2012.

5.	Current Reports of the Company on Form 8-K filed September 28, 2011, October 3, 2011, October 11, 2011 and October 12, 2011.

Subsidiaries

Material Subsidiaries:

1.	GMRI, Inc., a Florida corporation.

2.    RARE Hospitality International, Inc., a Georgia corporation.

3.    RARE Hospitality Management, Inc., a Delaware corporation.

4.    N and D Restaurants, Inc., a Florida corporation.

5.    Darden SW LLC, a Florida limited liability company.

6.     Florida SE, Inc., a Florida corporation.

Restrictions on Subsidiary dividends:

Darden Restaurants, Inc. (the “Company”) owns all of the outstanding shares of Common Stock of two Real Estate Investment Trusts (REITs) - Darden Realty, Inc. and GMRI Realty, Inc. - but does not own all of the outstanding shares of Preferred Stock of these two entities.

The holders of shares of GMRI Realty, Inc. Preferred Stock, par value $500 per share, are entitled pursuant to that company’s Articles of Incorporation, as amended, to receive cash dividends at the rate of 8% per share per annum in preference and in priority over dividends upon that company’s Common Stock.

The holders of shares of Darden Realty, Inc. Class A Preferred Stock, par value $500 per share, are entitled pursuant to that company’s Articles of Incorporation, as amended, to receive annual cash dividends at the rate of 8% per share per annum in preference and in priority over dividends upon that company’s Common Stock.

The holders of shares of Darden Realty, Inc. , Class B Preferred Stock, par value $1,000 per share, are entitled pursuant to that company’s Articles of Incorporation, as amended, to receive quarterly cash dividends at the rate of 8% per share per annum in preference and in priority over dividends upon that company’s Common Stock.

Financial Statements

Financial statements (including the notes and schedules thereto) contained in the Annual Report of the Company on Form 10-K for the fiscal year ended May 29, 2011
Financial statements (including the notes and schedules thereto) contained in the Quarterly Reports of the Company on Form 10-Q for the quarters ended August 28, 2011, November 27, 2011 and February 26, 2012.

Indebtedness

Instruments or agreements limiting Indebtedness:

Section 7.08 of the $750,000,000 Credit Agreement dated as of October 3, 2011 among the Company, the Lenders party thereto and Bank of America, N.A. as administrative agent contains a covenant restricting the Consolidated Total Debt to Capitalization Ratio (in such case as defined therein), and Section 7.01 contains a limitation on Liens (as defined therein).
Section 6.3(a) of the Loan Agreement dated as of July 15, 1996 between the Company and Wachovia Bank, National Association (successor to Wachovia Bank of Georgia), as amended by a First Amendment thereto dated October 16, 2006 and a Second Amendment thereto dated October 1, 2007, contains a covenant restricting the Consolidated Total Debt to Capitalization Ratio (as defined therein), and Section 6.3(b) contains a limitation on Liens (as defined therein).
Section 1008 of the Indenture dated as of January 1, 1996, between the Company and Wells Fargo Bank, National Association (as successor to Wells Fargo Bank Minnesota, National Association, formerly known as Norwest Bank Minnesota, National Association), contains restrictions on Liens (as defined therein), and Section 1009 contains restrictions on Sale and Leaseback Transactions (as defined therein).

Liens

Darden Realty, Inc. holds the following promissory notes aggregating $700,000,000:
$11,000,000 owing from RARE Hospitality International, Inc. (RHI) secured by mortgage on certain RHI properties, 6.2% note dated 10-16-07 due 10-16-22
$327,000,000 owing from RHI, secured by mortgage on certain RHI properties
6.2% note dated 10-16-07 due 10-16-22
$28,000,000 owing from RARE Hospitality Management, Inc. (RHM), secured by mortgage on certain RHM properties, 6.2% note dated 10-16-07 due 10-16-22
$90,000,000 owing from Capital Grille Holdings, Inc. (CGH) secured by mortgage on certain CGH properties, 6.2% note dated 10-16-07 due 10-16-22
$244,000,000 owning from GMRI, Inc., secured by mortgage on certain GMRI, Inc. properties 6.2% note dated 5-26-08 due 5-26-22

GMRI Realty, Inc. holds the following promissory note:
$63,510,375 owing from GMRI, Inc. secured by mortgage on certain GMRI, Inc. properties 6% note dated 12-31-10 due in installments, with final installment due 12-31-22

[FORM OF NOTE]
DARDEN RESTAURANTS, INC.
3.79% SENIOR NOTE DUE AUGUST 28, 2019
No. [_____]    [Date]
$[_______]    PPN: [237194 A@4]

FOR VALUE RECEIVED, the undersigned, DARDEN RESTAURANTS, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Florida, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] DOLLARS (or so much thereof as shall not have been prepaid) on August 28, 2019, with interest (computed on the basis of a 360-day year of twelve 30‑day months) (a) on the unpaid balance hereof at the rate of 3.79% per annum from the date hereof, payable semiannually, on the February 28th and August 28th in each year, commencing with the February 28 or August 28 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make‑Whole Amount, at a rate per annum from time to time equal to 5.79%, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at U.S.Bank, N.A. or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated June 18, 2012 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise. This Note may also be subject to prepayment upon a Change in Control, in either case, subject to the terms specified in the Note Purchase Agreement.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

DARDEN RESTAURANTS, INC.

By
[Title]

[FORM OF NOTE]
DARDEN RESTAURANTS, INC.
4.52% SENIOR NOTE DUE AUGUST 28, 2024
No. [_____]    [Date]
$[_______]    PPN: [237194 A#2]

FOR VALUE RECEIVED, the undersigned, DARDEN RESTAURANTS, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Florida, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] DOLLARS (or so much thereof as shall not have been prepaid) on August 28, 2024, with interest (computed on the basis of a 360-day year of twelve 30‑day months) (a) on the unpaid balance hereof at the rate of 4.52% per annum from the date hereof, payable semiannually, on the February 28th and the August 28th in each year, commencing with the February 28 or August 28 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make‑Whole Amount, at a rate per annum from time to time equal to 6.52%, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at U.S.Bank, N.A. or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated June 18, 2012 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise. This Note may also be subject to prepayment upon a Change in Control, in either case, subject to the terms specified in the Note Purchase Agreement.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

DARDEN RESTAURANTS, INC.

By
[Title]

FORM OF OPINION OF IN-HOUSE COUNSEL
TO THE COMPANY

[Letterhead of Darden Restaurants, Inc.]
[Date]

To each of the Purchasers named
on Schedule A hereto
Ladies and Gentlemen:
I am Senior Associate General Counsel of Darden Restaurants, Inc., a Florida corporation (the “Company”), and am familiar with its business and affairs. I am delivering this opinion in connection with the issuance of $80,000,000 aggregate principal amount of the Company’s 3.79% Senior Notes due August 28, 2019 and $220,000,000 aggregate principal amount of the Company’s 4.52% Senior Notes due August 28, 2024 (collectively, the “Notes”) pursuant to the Note Purchase Agreement dated June 18, 2012 between the Company and you (the “Agreement”). This opinion is being delivered pursuant to Section 4.4(a) of the Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.
In connection with rendering this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments and have considered such other matters and questions of law as I have deemed necessary or advisable for the purpose of this opinion.
In rendering my opinions set forth below, I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to me as copies. I have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to certain questions of fact material to my opinion, I have relied upon certificates of officers of the Company and of public officials delivered to you in connection herewith.
Based upon the foregoing, I am of the opinion that:
1.The Company is a validly formed and existing corporation and is in good standing under the laws of the state of Florida.

2.The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Memorandum and to enter into and perform its obligations under, or as contemplated under, the Agreement.
3.The Material Subsidiaries have the corporate power and authority, or in the case of Darden SW LLC, the limited liability company power and authority, to own, lease and operate their properties and to conduct their business as described in the Memorandum.
4.The execution and delivery of the Agreement and the Notes and the performance by the Company of its obligations thereunder do not and will not conflict with or constitute a breach of, or default under, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to me, to which the Material Subsidiaries are a party, except for such conflicts, breaches or defaults that would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or bylaws or, in the case of Darden SW LLC, the articles of organization or operating agreement, of any Material Subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to me, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Material Subsidiaries or any of their assets, properties or operations.
5.There is not pending or threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of its Material Subsidiaries thereof is a party which questions the validity of the Agreement, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated under the Agreement or the performance by the Company of its obligations thereunder.
The opinion set forth in paragraph 1 above with respect to the good standing and existence of the Company is based solely on a certificate from the Department of State of the State of Florida dated __________ __, 2012.
My opinions expressed above are limited to the laws of the State of Florida and the federal laws of the United States of America. I call your attention to the fact that the Notes state that they are governed by New York law. I further call your attention to the fact that RARE Hospitality International, Inc. is a Georgia corporation and RARE Hospitality Management, Inc. is a Delaware corporation.
This letter is being furnished to you solely for your benefit as it relates to the Agreement and may not be relied upon by, nor may copies be delivered to, any other person without my prior written consent except that (a) I authorize each institutional accredited investor that becomes a holder of any Note under (and to the extent permitted by) the Agreement to rely on my opinion in this letter as of the original date of this letter, subject to the assumptions, qualifications and limitations set forth herein, and (b) a copy of this letter may be furnished by you to, but not relied upon by (i) the National Association of Insurance Commissioners and any state, federal or provincial authority or independent banking or insurance board or body having regulatory jurisdiction over the Purchasers in the exercise of their regulatory due diligence and (ii) any institutional accredited investor that is potential purchaser of any Note in connection with its investment due diligence.

Very truly yours,

FORM OF OPINION OF SPECIAL COUNSEL
TO THE COMPANY

HUNTON & WILLIAMS LLP 200 PARK AVENUE NEW YORK, NEW YORK 10166-0005 TEL 212 • 309 • 1000 FAX 212 • 309 • 1100
[Date]
Darden Restaurants, Inc.
$80,000,000 3.79% Senior Notes due August 28, 2019
$220,000,000 4.52% Senior Notes due August 29, 2024

To each of the Purchasers named
on Schedule A hereto

Ladies and Gentlemen:
We have acted as special counsel to Darden Restaurants, Inc., a Florida corporation (the “Company”), in connection with the issuance and sale by the Company of $80,000,000 aggregate principal amount of the 3.79% Senior Notes due August 28, 2019 and $220,000,000 aggregate principal amount of the 4.52% Senior Notes due August 28, 2024 (collectively, the “Notes”), pursuant to the Note Purchase Agreement dated June 18, 2012 (the “Agreement”), between the Company and you. This opinion is furnished to you at the request of the Company pursuant to Section 4.4(a) of the Agreement. Capitalized terms used in this letter and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

In connection with the foregoing, we have examined the following documents:
(i)the Agreement;
(ii)a specimen of the Notes;

(iii)the Articles of Incorporation of the Company, as amended (the “Articles”),     as certified by an Assistant Secretary of the Company as of the date hereof;
(iv)the Bylaws of the Company, as amended (the “Bylaws”), as certified by an     Assistant Secretary of the Company as of the date hereof; and
(v)resolutions of the Board of Directors of the Company adopted on     ____________, as certified by an Assistant Secretary of the Company as of     the date hereof.

In addition to our examination of the documents referred to above, we also have examined originals or reproductions or certified copies of certain corporate records of the Company, and certificates of officers of the Company and of public officials. In these examinations and for purposes of the opinions expressed below, we have assumed without verification (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals of such documents, (iii) the genuineness of all signatures not witnessed by us, (iv) the legal capacity of all natural persons, and (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of documents by the Company and the validity, binding effect and enforceability thereof upon the Company).
As to factual matters, we have relied upon representations included in the Agreement, upon certificates of officers of the Company, and upon certificates of public officials.

Based solely upon the foregoing and without further investigation, we are of the opinion that:

(1)    The Agreement has been duly authorized, executed and delivered by the Company, and constitutes the valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms under New York law, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws affecting the rights of creditors generally or general principles of equity, whether considered at law or in equity.
(2)    The Notes have been duly authorized and executed by the Company, and assuming delivery against payment of the consideration therefor by you as provided in the Agreement, the Notes will constitute valid, legal and binding obligations of the Company, enforceable against the Company in accordance with their terms under New York law, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws affecting the rights of creditors generally or general principles of equity, whether considered at law or in equity.
(3)    The execution and delivery of the Agreement and the Notes and the performance by the Company its obligations thereunder do not and will not (a) violate any of the provisions of the Articles or Bylaws of the Company, (b) violate any law of the State of New York or any Federal law of the United States of America, or (c)  result in a breach of, or constitute a default under any indenture, deed of trust, contract or other instrument to which the Company is a party and which is identified in the Company’s most recent

Annual Report on Form 10-K or incorporated therein by reference.
(4)    No consent, approval, authorization or order of any court or governmental authority is required for the execution, delivery and performance of the Agreement or the offer, issuance, sale and delivery of the Notes, except such as may be required under the state securities or blue sky laws of any jurisdiction in connection with the purchase and sale of the Notes (as to which we express no opinion).
(5)    The Company is not an “investment company” under the Investment Company Act of 1940, as amended.
(6)    The issuance and sale of the Notes and the application by the Company of the proceeds of the sale of the Notes, as described in the Agreement and the Memorandum, will not violate Regulation U or X of the Board of Governors of the Federal Reserve System.
(7)    No registration of the Notes under the Securities Act of 1933, as amended, is required for the purchase of the Notes by you in the manner contemplated by the Agreement and the Memorandum.
(8)    In reliance upon the representations and warranties made by the Company and the Purchasers in the Agreement, it is not necessary in connection with the offer and sale of the Notes to qualify an indenture under the Trust Indenture Act of 1939, as amended.
To the extent that the foregoing opinion relates to the enforceability of the choice of New York law provisions of the Agreement, we have, in rendering such opinion, relied solely upon New York General Obligations Law Section 5-1401 and have assumed that the Agreement was not entered into with a view to violate the laws of the jurisdiction in which such contract is to be performed. Further, such opinion is subject to the qualification that such enforceability may be limited by important public policies of a more-interested jurisdiction. We express no opinion regarding whether a court other than a court of or in the State of New York would give effect to a choice of New York law.
We do not purport to express an opinion on any laws other than the laws of the State of New York, the State of Florida and the Federal laws of the United States of America.

This opinion is rendered to you solely in connection with the Agreement and may not be used or relied upon by any other person or for any other purpose, nor may this opinion or any copies thereof be filed with a government agency, quoted, cited or otherwise referred to without our prior written consent except that (a) we authorize each institutional accredited investor that becomes a holder of any Note under (and to the extent permitted by) the Agreement to rely on our opinion in this letter as of the original date of this letter, subject to the assumptions, qualifications and limitations set forth herein, and (b) a copy of this letter may be furnished by you to, but not relied upon by, (i) the National Association of Insurance Commissioners and any state, federal or provincial authority or independent banking or insurance board or body having regulatory jurisdiction over the Purchasers in the exercise of their regulatory due diligence and (ii) any institutional accredited investor that is potential purchaser of any Note in connection with its investment due diligence. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. This opinion is expressed as of the date hereof, and we do not assume any obligation to advise you of facts or circumstances that hereafter come to our attention, or of changes in law that hereafter occur, which could affect the views contained herein.

Very truly yours,

FORM OF OPINION OF SPECIAL COUNSEL
TO THE PURCHASERS

[Form of Opinion of Pillsbury Winthrop Shaw Pittman LLP]
[Date]
TO THE PURCHASERS NAMED ON SCHEDULE A
ATTACHED HERETO (COLLECTIVELY, THE “PURCHASERS”)

Ladies and Gentlemen:
We have acted as special counsel to the Purchasers in connection with your several purchases from Darden Restaurants, Inc., a Florida corporation (the “Company”), pursuant to the Note Purchase Agreement dated June 18, 2012 between each of you and the Company (the “Agreement”) of (a) $80,000,000 aggregate principal amount of the Company’s 3.79% Senior Notes due August 28, 2019 (the “2019 Notes”) and (b) $220,000,000 aggregate principal amount of the Company’s 4.52% Senior Notes due August 28, 2024 (together with the 2019 Notes, the “Notes”). The Notes are being issued pursuant to the Agreement. This letter is being delivered pursuant to Section 4.4(b) of the Agreement.
We have reviewed the Agreement, the Notes, and such other agreements, documents, records, certificates and materials, and have satisfied ourselves as to such other matters, as we have considered relevant or necessary for purposes of this letter.
In such review, we have assumed the accuracy and completeness of all agreements, documents, records, certificates and other materials submitted to us, the conformity with the originals of all such materials submitted to us as copies (whether or not certified and including facsimiles), the authenticity of the originals of such materials and all materials submitted to us as originals, the genuineness of all signatures and the legal capacity of all natural persons. In delivering this letter, we have relied, without independent verification, as to factual matters, on certificates and other written or oral statements of governmental and other public officials and of officers and other representatives of the Company, on representations made by the Company in the Agreement and on representations of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC acting as placement agents of the Company with respect to the Notes, including the statements contained in such placement agents’ offeree letter dated June 12, 2012 and addressed to us (“Offeree Letter”).
On the basis of the assumptions and subject to the qualifications and limitations set forth herein, we are of the opinion that:
1. The Agreement constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms.

2. The Notes, upon execution and authentication thereof in accordance with the Agreement and payment therefor pursuant to the Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.
3. The offer, sale and delivery of the Notes by the Company to you in accordance with the Agreement do not require registration under the Securities Act of 1933 or the qualification of any indenture of the Company under the Trust Indenture Act of 1939.
Our opinions in paragraphs 1 and 2 above are subject to and limited by the effect of (a) bankruptcy, insolvency, fraudulent conveyance and transfer, receivership, conservatorship, arrangement, moratorium and other similar laws affecting or relating to the rights of creditors generally, (b) general equitable principles (whether considered in a proceeding in equity or at law), (c) requirements of reasonableness, good faith, materiality and fair dealing and the discretion of the court before which any matter may be brought, (d) generally applicable rules of law that may permit a party who has materially failed to render or offer performance required by the contract to cure that failure unless (i) permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance or (ii) it was important in the circumstances to the aggrieved party that performance occur by the date stated in the contract, (e) in the case of waivers and exculpatory provisions, public policy and (f) generally applicable rules of law that may, where less than all of the Agreement may be unenforceable, limit the enforceability of the balance of the Agreement to circumstances in which the unenforceable portion is not an essential part of the agreed exchange.
With respect to our opinions in paragraphs 1 and 2 above, we have assumed that (a) the Company is duly incorporated, validly existing and in good standing under the law of the State of Florida and has the corporate power, and has duly taken all necessary corporate action (including any necessary stockholder action) to authorize it, to execute and deliver, and to perform its obligations under, and has duly executed and delivered, the Agreement and the Notes, (b) the Notes are valid under the law of the State of Florida, (c) the execution and delivery of, and the performance of the Company’s obligations under, the Agreement and the Notes by the Company do not and will not (i) violate the Articles of Incorporation, as amended, of the Company or the Bylaws, as amended, of the Company, (ii) require any Governmental Approval or (iii) violate or conflict with, result in a breach of, or constitute a default under, (A) any agreement or instrument to which the Company or any Affiliate (as defined in the Agreement) is a party or by which the Company or any Affiliate or any of its properties may be bound, (B) any Governmental Approval, (C) any order, decision, judgment or decree that may be applicable to the Company or any Affiliate or any of its properties or (D) any law (other than the law of the State of New York and the federal law of the United States of America), (d) the Agreement has been duly authorized, executed and delivered by each of you and is the valid and legally binding agreements of and enforceable against each of you under all applicable law, (e) there are no agreements, understandings or negotiations between the parties not set forth in the Agreement or the Notes that would modify the terms thereof or the rights and obligations of the parties thereunder and (f) all parties to the transaction contemplated by the Agreement and the Notes will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Agreement and the Notes. As used in this paragraph, “Governmental Approval” means any authorization, consent, approval or license (or the like) of, exemption (or the like) from, registration or filing (or the like) with, or report or notice (or the like) to, any governmental unit, agency, commission, department or other authority that may be applicable to the

Company or any Affiliate or any of its properties.
With respect to our opinion in paragraph 3 above, (a) we have assumed that the representations in the Offeree Letter(s) and your representations and warranties in the Agreement are true and that each of you is an institutional investor that is an “accredited investor,” as such term is defined in Rule 501 under the Securities Act of 1933 (an “Institutional Accredited Investor”), (b) we have assumed that all offers and sales of the Notes have been made in accordance with the private placement procedures for offerings of this type, including procedures reasonably designed to ensure that such offers and sales are made only to Institutional Accredited Investors, (c) we have assumed the absence of any general solicitation or general advertising in the United States of America in connection with the offering of the Notes, (d) we do not express any opinion with respect to any sale of the Notes subsequent to your purchases thereof pursuant to the Agreement and (e) we do not express any opinion with respect to the effect of any antifraud provision of the U.S. federal securities laws on the transaction contemplated by the Agreement.
We express no opinion with respect to (a) laws and regulations relating to Federal Reserve Board margin regulations, (b) any provisions in the Agreement (i) that purport to waive inconvenient forum, (ii) that purport to prevent oral modification or waivers or (iii) pursuant to which the Company purports to waive the right to a jury trial insofar as such provision is sought to be enforced in a federal court, (c) the first sentence of Section 22.7(a) of the Agreement insofar as it relates to federal courts (except as to the personal jurisdiction thereof) or (d) the enforceability of the forum selection clause contained in the Agreement in a federal court.
Our opinions set forth in this letter are limited to the law of the State of New York and the federal law of the United States of America, in each case as in effect on the date hereof, and we express no opinion as to the law of any other jurisdiction. We have no responsibility or obligation to update this letter or to take into account changes in law, facts or any other developments of which we may later become aware.
This letter is delivered only to you by us as special counsel to the Purchasers solely for your benefit in connection with the transaction contemplated by the Agreement and may not be used, circulated, furnished, quoted or otherwise referred to or relied upon for any other purpose or by any other person or entity (including by any person or entity that purchases any of the Notes from any of you) without our prior written consent, except that (a) we authorize each Institutional Accredited Investor that becomes a holder of any Note under (and to the extent permitted by) the Agreement to rely on our opinion in this letter as of the original date of this letter, subject to the assumptions, qualifications and limitations set forth herein, and (b) a copy of this letter may be furnished by you to, but not relied upon by, (i) the National Association of Insurance Commissioners and any state, federal or provincial authority or independent banking or insurance board or body having regulatory jurisdiction over you in the exercise of their regulatory due diligence and (ii) any Institutional Accredited Investor that is a potential purchaser of any Note in connection with its investment due diligence.
Very truly yours,